As filed with the Securities and Exchange Commission on June 9, 2021
Registration No. 333-256909

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ACUITYADS HOLDINGS INC.
(Exact name of Registrant as specified in its charter)
Canada	7372	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
70 University Ave., Suite 1200
Toronto, Ontario M5J 2M4
(416) 218-9888
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
28 Liberty Street
New York, NY 10005
(212) 894-8940
(Name, address and telephone number of agent for service in the United States)
Copies to:
Michael J. Solecki Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114-1190 (216) 586-3939	Brian M. Pukier Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario M5L 1B9 (416) 869-5500	Tal Hayek AcuityAds Holdings Inc. 70 University Ave., Suite 1200 Toronto, Ontario M5J 2M4 (416) 218-9888	Ryan J. Dzierniejko, Esq. Michael J. Hong, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000	Robert S. Murphy Daniel Pearlman Davies Ward Phillips & Vineberg LLP 155 Wellington Street West Toronto, Ontario M5V 3J7 (416) 863-0900
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below):
		1.	☐	pursuant to Rule 467(b) on (date) at (time).
		2.	☐	pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Subject to completion, dated June 8, 2021
ACUITYADS HOLDINGS INC.
US$50,000,000
Common Shares
This offering (the “Offering”) is the initial public offering of common shares (the “Common Shares”) of AcuityAds Holdings Inc. (the “Company”, “AcuityAds”, “us”, “we” or “our”) in the United States and a new issue of Common Shares in Canada. This prospectus supplement (the “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated December 30, 2020 (the “Shelf Prospectus”), qualifies the distribution of      Common Shares at a price of US$      per Common Share (the “Offering Price”).
The Offering consists of a treasury offering by us of       Common Shares (the “Offered Shares”).
Investing in the Common Shares involves significant risk. Prospective investors should consider the risks outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “AT”. June 7, 2021, the last trading day before the filing of this preliminary form of Prospectus Supplement, the closing price of the Common Shares on the TSX was C$13.94 or US$11.55 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of C$1.00 = US$0.8283).
Price: US$ per Offered Share
	Price to the Public(1)	Underwriters’ Fee(2)	Net Proceeds to the Company(3)
Per Offered Share	US$	US$	US$
Total Offering(4)	US$	US$	US$

Notes:
(1)
The Offering Price was determined by negotiation between the Company and the Underwriters (as defined herein), with reference to the then-current market price for the Common Shares.

(2)
Pursuant to the terms of the Underwriting Agreement (as defined below) and in consideration of the services rendered by the Underwriters in connection with the Offering, the Underwriters will receive an aggregate fee (the “Underwriters’ Fee”) of US$      representing    % of the gross proceeds of the Offering. For additional information regarding underwriter compensation, see “Plan of Distribution”.

(3)
After deducting the Underwriters’ Fee payable by the Company, but before deducting the other expenses in respect of the Offering estimated to be approximately US$      .

(4)
The Company has granted to the Underwriters an option (the “Over-Allotment Option”), exercisable, in whole or in part, from time to time not later than 30 days after the Closing Date (as defined below), to purchase from the Company up to additional Common Shares (the “Additional Shares”) to be issued by the Company, representing in the aggregate 15% of the total number of Offered Shares offered hereunder, at the Offering Price, less the Underwriters’ Fee. The Underwriters may exercise the Over-Allotment Option solely for the purpose of covering over-allotments, if any. If the Over-Allotment Option is exercised in full, the total “Price to the Public”, “Underwriters’ Fee” and “Net Proceeds to the Company” will be US$     , US$     and US$    , respectively. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to Additional Shares to be sold by the Company upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. See “Plan of Distribution”.

Canaccord Genuity     Needham & Company
RBC Capital Markets      TD Securities Inc.

(continued from cover)
The Offering is being made concurrently in each of the provinces and territories of Canada, other than Québec, under the terms of this Prospectus Supplement and in the United States under the terms of the Company’s registration statement on Form F-10 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”).
The Company will use the net proceeds from the Offering of the Offered Shares as described in this Prospectus Supplement. See “Use of Proceeds”.
The Company has applied to list the Offered Shares and the Additional Shares on the TSX and has applied to list the Offered Shares, the Additional Shares and its outstanding Common Shares on The Nasdaq Capital Market (the “Nasdaq”) under the trading symbol “ATY”. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively.
All dollar amounts in this Prospectus Supplement are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.
The Offered Shares are being offered in each of the provinces and territories of Canada, other than Québec, by Canaccord Genuity Corp., RBC Dominion Securities Inc. and TD Securities Inc. (collectively, the “Canadian Underwriters”) and in the United States by Canaccord Genuity LLC, Needham & Company, LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC (collectively, the “U.S. Underwriters”, and together with the Canadian Underwriters, the “Underwriters”) pursuant to an underwriting agreement dated      , 2021 (the “Underwriting Agreement”). Needham & Company, LLC is not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of the Offered Shares outside of Canada. See “Plan of Distribution”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR ANY U.S. REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus Supplement and the accompanying Shelf Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of the Offered Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under and governed by the Canada Business Corporations Act (the “CBCA”), that most of its directors and officers reside principally in Canada, that some or all of the Underwriters or experts named in the Registration Statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.
The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered by the to the Underwriters and accepted by them subject to the conditions contained in the Underwriting Agreement, as described under “Plan of Distribution”.
Certain legal matters relating to Canadian law with respect to the Offering will be passed on the Company’s behalf by Stikeman Elliott LLP and on behalf of the Underwriters by Davies Ward Phillips & Vineberg LLP. Certain legal matters relating to United States law with respect to the Offering will be passed upon on the Company’s behalf by Jones Day and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. See “Legal Matters”.
Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price. See “Plan of Distribution”.
Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about June    , 2021 (the “Closing Date”), or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than , 2021.
It is expected that the Company will arrange for the instant deposit of the Offered Shares under the book-based system of registration, to be registered to The Depository Trust Company (“DTC”) or its nominee and deposited with DTC on the Closing Date, or as may otherwise be agreed to among the Company and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased. See “Plan of Distribution”.
Directors of the Company residing outside of Canada have appointed AcuityAds Holdings Inc., 70 University Avenue, Suite 1200, Toronto, Ontario, Canada M5J 2M4, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.
The Company’s principal and registered office is located at 70 University Avenue, Suite 1200, Toronto, Ontario, Canada M5J 2M4.

TABLE OF CONTENTS FOR THIS PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS FOR THE SHELF PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is composed of two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and supplements information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of this Offering.
Neither the Company nor the Underwriters has authorized any person to provide readers with information different from that contained in this Prospectus Supplement and the accompanying Shelf Prospectus (or incorporated by reference herein or therein) and any such information should not be relied upon. Neither the Company nor the Underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give readers of this Prospectus Supplement and the accompanying Shelf Prospectus. If the description of the Offered Shares or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), the information in this Prospectus Supplement supersedes the information in the accompanying Shelf Prospectus. The Offered Shares are not being offered in any jurisdiction where the offer or sale is not permitted.
Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website, https://www.acuityads.com/, shall not be deemed to be a part of this Prospectus Supplement, the accompanying Shelf Prospectus or any document incorporated by reference herein or therein and such information is not incorporated by reference herein or therein and prospective investors should not rely on such information when deciding whether or not to invest in the Offered Shares.
DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Shelf Prospectus and reference should be made to the Shelf Prospectus for full particulars thereof.
Copies of the documents incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus may be obtained on request without charge from the Chief Financial Officer of the Company at 70 University Avenue, Suite 1200 Toronto, Ontario, Canada M5J 2M4, by telephone at (416) 218-9888, and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.
The following documents, filed by the Company with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:
(a)
the annual information form of the Company dated March 1, 2021 for the year ended December 31, 2020 (the “Annual Information Form”);

(b)
the audited consolidated financial statements of the Company as at and for the years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon (the “Annual Financial Statements”);

(c)
the management’s discussion and analysis of financial condition and results of operations of the Company for the years ended December 31, 2020 and 2019 (the “Annual MD&A”);

(d)
the unaudited condensed interim consolidated financial statements of the Company as at March 31, 2021 and for the three-month periods ended March 31, 2021 and 2020, together with the notes thereto (the “Interim Financial Statements”);

(e)
the management’s discussion and analysis of financial condition and results of operations of the Company for the three-month period ended March 31, 2021 (the “Interim MD&A”); and

(f)
the management information circular of the Company dated May 13, 2021 in connection with the annual meeting of shareholders of the Company to be held on June 16, 2021 (the “Proxy Circular”).

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained herein or in the accompanying Shelf Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.
Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company, filed by the Company with securities commissions or similar authorities in each of the provinces and territories of Canada, after the date of this Prospectus Supplement and for the duration of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus Supplement shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part of, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.
Furthermore, any “template version” of any “marketing materials” (each such term as defined in National Instrument 41-101 — General Prospectus Requirements) filed in connection with the Offering after the date of the final form of this Prospectus Supplement but prior to the termination of the distribution of the Offered Shares pursuant to the Offering is deemed to be incorporated by reference in the final form of this Prospectus Supplement and in the accompanying Shelf Prospectus.
The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.
MARKETING MATERIALS
Before filing the final prospectus supplement in respect of the Offering, AcuityAds and the Underwriters intend to hold road shows that potential investors in the United States and in certain of the provinces and territories of Canada will be able to attend. AcuityAds and the Underwriters may provide marketing materials to those potential investors in connection with those road shows.

In doing so, AcuityAds and the Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on SEDAR or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the Offering. To rely on this exemption, AcuityAds and the Underwriters must give a contractual right to Canadian investors in the event the marketing materials contain a misrepresentation.
Accordingly, AcuityAds and the Underwriters signing the certificate to be contained in the final prospectus supplement in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada, other than Québec), a purchaser resident in a province or territory of Canada, other than Québec, who was provided with those marketing materials in connection with the road shows and who purchases Offered Shares under the final prospectus supplement in respect of the Offering during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against AcuityAds and each such Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defenses, limitations and other terms of that legislation, as if the misrepresentation was contained in the final prospectus supplement in respect of the Offering.
However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the final prospectus supplement in respect of the Offering, and (ii) to any “comparables” as such term is defined in National Instrument 41-101 — General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.
U.S. REGISTRATION STATEMENT
The Offering is being made concurrently in each of the provinces and territories of Canada, other than Québec, pursuant to this Prospectus Supplement and the accompanying Shelf Prospectus and in the United States pursuant to the Registration Statement filed with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”). This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC.
ENFORCEMENT OF CIVIL LIABILITIES
AcuityAds is a company incorporated under and governed by the CBCA. Most of AcuityAds’ directors and officers reside principally in Canada, and the majority of AcuityAds’ assets and all or a substantial portion of the assets of these persons are located outside the United States.
The Company has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company, its directors and its officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
AcuityAds filed with the SEC, concurrently with the Registration Statement of which this Prospectus Supplement forms a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Company appointed CT Corporation as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving AcuityAds in a United States court arising out of or related to or concerning the offering of securities under this Prospectus Supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Shelf Prospectus, and the documents incorporated by reference herein, contains “forward-looking information” under applicable Canadian securities legislation.

Forward-looking information is characterized by words such as “plan”, “expect”, “budget”, “target”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “should”, “predict”, “potential”, “continue” and other similar words, or statements that certain events or conditions “may” or “will” occur. Except for statements of historical fact relating to the Company, information contained or incorporated by reference herein constitutes forward-looking information, including, but not limited to, statements regarding: the expected Closing of the Offering; the use of proceeds from the Offering; the effect of the COVID-19 pandemic on the Company’s business and operations, the Company’s strategy, plans or future financial or operating performance; the continuing competitiveness of the Company’s Programmatic Marketing Platform (as defined herein) and its service offerings; the continuation and success of the Company’s partnerships with other organizations; the Company’s intentions to improve its Programmatic Marketing Platform and service offerings, strengthen relationships with existing customers, and expand its customer base and its presence in the U.S. and globally; continuing investment in research, development and marketing; the Company’s ability to expand into additional advertising channels, including connected TV, gain market penetration and grow sales and revenue; the Company’s intention to acquire complementary businesses and technologies; the Company’s ability to manage its brand, increase market awareness and generate new advertiser leads; the Company’s ability to meet the needs of digital marketers; and the Company’s expectation that reliance on key customers will decrease over time, that the online advertising channels will continue to be a primary channel used by its customers; regarding the future of legislation and regulation related to online advertising and online data collection and usage; regarding the continued operation of third party tools used by the Acuity platform; the benefits of the acquisition of ADman Media (as defined herein) and the Company’s strategy with respect to ADman Media; the benefits of the acquisition of Magnetic Media (as defined herein); regarding the benefits of the illumin platform and the Company’s strategy with respect to the illumin platform; the future of ad blocking and online media fraud; and the market price for the Common Shares.
Statements containing forward-looking information are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including management’s perceptions of historical trends, current conditions and expected future developments, as well as other considerations that are believed to be appropriate in the circumstances, including the following: the Canadian and global economy will remain stable over the next 12 months; the Company will be able to meet its future capital commitments; the Company will be able to obtain additional financing on reasonable terms if and when needed; the Company will be able to effectively protect its current and future intellectual property rights; the Company will be able to recruit and retain the services of its key technical, sales, marketing, operations and management personnel; the Company will be able to develop commercially viable solutions as a result of its research and development activities; and that the risks referenced above and herein, collectively or individually, will not have a material impact on the Company. While management considers these assumptions to be reasonable based on currently available information, they may prove to be incorrect. However, given the evolving circumstances surrounding the COVID-19 pandemic, it is difficult to predict how significant the adverse impact of the pandemic will be on the global and domestic economy, the business, operations and financial position of the Company’s clients and the business, operations and financial position of the Company. Many risks, uncertainties and other factors could cause the actual results of AcuityAds to differ materially from the results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to the following: overall economic conditions, rapid technological changes, use of cookies, demand for the Company’s products and services, the introduction of competing technologies, competitive pressures, network restrictions, fluctuations in foreign currency exchange rates, and other similar factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied in these forward-looking statements. In addition, the effects of COVID-19, including the duration, spread and severity of the pandemic, create additional risks and uncertainties for the Company. In particular, the impact of the virus and government authorities’ and public health officials’ responses thereto may affect: the Company’s actual results, performance, prospects or opportunities; domestic and global credit and capital markets and our ability to access capital on favourable terms, or at all; and the health and safety of our employees.
By their nature, forward-looking statements are inherently uncertain, are subject to risk and are based on assumptions including those discussed herein and those discussed in the documents incorporated by reference herein. There is significant risk that predictions and other forward-looking statements will not prove to be accurate. Readers are cautioned to not place undue reliance on forward-looking statements made herein because a number of factors could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements. The forward-looking statements contained herein are expressly qualified in their entirety by the above cautionary statement.
The future outcomes that relate to forward-looking statements may be influenced by many factors, including, but not limited to, the Company’s discretion in the use of proceeds of the Offering and any future sales or issuances of securities of the Company, and the risk factors described under the heading “Risk Factors” in the Company’s Annual Information Form. The Company cautions that the foregoing list of factors is not exhaustive, and that, when relying on forward-looking statements to make decisions with respect to the Company or the Offered Shares, investors and others should carefully consider these factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements.
Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Such information is based on numerous assumptions regarding present and future business strategies and the environment in which the Company will operate in the future, including expected revenues from certain contracts, client roll-out plans for specific products and ability to achieve goals. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements are provided as of the date of this Prospectus or such other date specified herein, and the Company assumes no obligation to update or revise such forward-looking statements to reflect new events or circumstances except as required under applicable securities laws.
All of the forward-looking information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein are expressly qualified by the foregoing cautionary statements.
NON-IFRS MEASURES AND INDUSTRY METRICS
This Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein make reference to certain non-IFRS measures and industry metrics, such as “Net Revenue”, “Net Revenue margin”, “Adjusted EBITDA” and “Adjusted Net Income (Loss)”.
The term “Net Revenue” (or “Gross Profit” as referred to in our financial statements) refers to the net amount of revenue after deducting direct media costs. Net Revenue or Gross Profit is used for internal management purposes as an indicator of the performance of the Company’s solution in balancing the goals of delivering excellent results to advertisers while meeting the Company’s margin objectives.
The term “Net Revenue margin” (or “Gross Margin”) refers to the amount that “Net Revenue” or “Gross Profit” represents as a percentage of total revenue for a given period.
“Adjusted EBITDA” refers to net income (loss) after adjusting for finance costs, impairment loss, fair value gain, income taxes, foreign exchange gain (loss), depreciation and amortization, share-based compensation, acquisition and related integration costs, severance expenses and adjustments to the carrying value of investment tax credits receivable. The Company believes that Adjusted EBITDA is useful supplemental information as it provides an indication of the results generated by the Company’s main business activities before taking into consideration how those activities are financed and taxed and also prior to taking into consideration depreciation of property and equipment and certain other items listed above. It is a key measure used by the Company’s management and board of directors to understand and evaluate the Company’s operating performance, to prepare annual budgets and to help develop operating plans.
“Adjusted Net Income (Loss)” refers to net income (loss) after adjusting for non-cash items such as impairment loss, fair value gain, depreciation and amortization, non-cash income tax adjustment, share-based compensation and foreign exchange gain/loss. The Company believes that Adjusted Net Income (Loss) is useful supplemental information as it provides an indication of the results generated by the Company’s main business activities on a cash basis. It is another key measure used by the Company’s management and board of directors to understand and evaluate the Company’s operating performance, to prepare annual budgets and to help develop operating plans.

“Net Revenue”, “Net Revenue margin”, “Adjusted EBITDA” and “Adjusted Net Income (Loss)” are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. This Prospectus Supplement also makes reference to certain industry metrics and operating metrics used in our industry. These non-IFRS measures and industry metrics are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS measures. We also believe that securities analysts, investors and other interested parties frequently use non-IFRS measures and industry metrics in the evaluation of issuers. Our management also uses non-IFRS measures and industry metrics in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation. See “Non-IFRS Financial Measures” in our Annual MD&A for further information regarding these measures.
MARKET AND INDUSTRY DATA
Market and industry data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein was obtained from independent industry and third-party sources and industry reports, including from eMarketer, and from publications, websites and other publicly available information, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, partners, customers and other industry participants.
We believe that the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein are not guaranteed and none of us or any of the Underwriters makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, none of us or any of the Underwriters has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data are subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
We express all amounts in this Prospectus Supplement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth, for the periods indicated, the high, low, average and end of period daily average exchange rates for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.
	Fiscal Quarter Ended March 31,		Year Ended December 31,
	2021	2020	2019	2018
Highest rate during the period	1.2828	1.4496	1.3600	1.3642
Lowest rate during the period	1.2455	1.2718	1.2988	1.2288
Average for the period	1.2660	1.3415	1.3269	1.2957
Period end	1.2575	1.2732	1.2988	1.3642
On June 7, 2021, the Bank of Canada daily average exchange rate was US$1.00 = C$1.2073.
WHERE YOU CAN FIND MORE INFORMATION
AcuityAds is subject to the full informational requirements of the securities commissions or similar regulatory authority in each of the provinces and territories of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that AcuityAds files with the Canadian provincial and territorial securities commissions or similar regulatory authority, which are available on SEDAR at www.sedar.com. Except as expressly provided herein, documents filed on SEDAR are not, and should not be considered, part of this Prospectus Supplement or the accompanying Shelf Prospectus.
AcuityAds has filed with the SEC under the Securities Act the Registration Statement relating to the securities being offered hereunder, of which this Prospectus Supplement and the accompanying Shelf Prospectus form a part. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.
As a foreign private issuer, AcuityAds is exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements, and AcuityAds’ officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. AcuityAds’ reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services.

ACUITYADS HOLDINGS INC.
Business of the Company
AcuityAds is a technology company that enables marketers to connect intelligently with audiences across video, mobile, social and online display advertising campaigns. We provide marketers with a powerful and holistic solutions for digital advertising across all ad formats and screens, to amplify reach and Share of Attention® throughout the customer journey. Via our unique, data-driven insights, real-time analytics and industry-leading activation platform based on proprietary artificial intelligence technology, AcuityAds leverages an integrated ecosystem of partners for data, inventory, brand safety and fraud prevention, offering unparalleled, trusted solutions that the most demanding marketers require to be successful in the digital era.
Our key customers include both advertising agencies and brands, including large Fortune 500 enterprises and small to mid-sized businesses. On March 22, 2021, our Common Shares were added by Dow Jones Canadian Index Services to the S&P/TSX Composite Index. The Composite Index includes the largest companies on the TSX and is the principal benchmark measure for the Canadian equity markets. On June 2, 2021, the Company announced that Jonathan Pollack, its Chief Financial Officer, will retire from the Company later this calendar year once his successor has been identified. Following the appointment of his successor, Mr. Pollack has agreed to remain in an advisory role with the Company to assist the incoming Chief Financial Officer and to help ensure a smooth transition.
AcuityAds’ programmatic marketing platform (the “Programmatic Marketing Platform”), powered by proprietary machine learning technology, is at the core of its business, accompanied by proprietary solutions for analytics-led video and mobile targeting that leverages data. AcuityAds empowers marketers by offering near real-time reporting and analytics, bringing accountability to programmatic advertising to deliver business results and help solve some of the key challenges that digital advertisers face. AcuityAds is headquartered in Toronto and has offices in the U.S., Canada, Spain and throughout Latin America.
AcuityAds’ technology enables programmatic advertising, which is the automated buying and selling of advertising inventory electronically. The Programmatic Marketing Platform is based on proprietary machine learning technology, the branch of artificial intelligence involving systems that learn from data inputs and outputs and can perform actions without the need for explicit programming. The Programmatic Marketing Platform has the capability to process billions of bid requests on a daily basis.
The Programmatic Marketing Platform allows advertisers to purchase online advertisements in real-time using an ad-buying method whereby open online ad spots (called impressions) are traded via auctions on digital exchanges at market clearing prices in milliseconds. AcuityAds purchases impressions on behalf of advertisers through agreements with publishers directly and through agreements with supply side platforms and exchanges. Its technology platform benefits advertisers by enabling them to target audience segments based on a variety of first-, second-, and third-party data as well as manage their real-time bids for the advertising inventory most relevant for their campaigns. Realtime reporting enables advertisers to monitor relevant performance metrics and adjust budget allocations to optimize for audience reach and ad frequency and business outcomes (key performance indicators).
The Programmatic Marketing Platform is offered to AcuityAds’ customers through four primary service approaches to meet their digital advertising needs as follows:
•
Self-Serve:   In the self-serve model, the advertiser runs its digital advertising campaigns directly within the Self-Serve Programmatic Marketing Platform, or programmatically using another system, after training and onboarding. A dedicated AcuityAds’ account manager is assigned to each account and provides proactive support and guidance to help achieve campaign success. Advertisers typically enter into one-year agreements with a renewal option, to gain access to the self-serve platform, which includes real-time campaign dashboards and reporting features and revenue is generated per impression. Customers under the self-serve model, which include both brands and advertising agencies, are provided with training, documentation and online access to the Programmatic Marketing Platform to run their digital advertising campaigns independently.

•
Full-Serve (Managed Services):   In this model, AcuityAds fully manages the campaign directly on behalf of the advertiser via its team of advertising operations and campaign managers and provides reporting on campaign metrics on key performance indicators as determined by the advertiser. These campaigns are typically governed by 30- to 90-day agreements and are crafted and tailored to the advertisers’ requirements and needs. Revenue is generated per campaign based on a pre-set budget from the advertiser. Under the Full-Serve model, AcuityAds’ advertising operations staff creates, develops and manages a complete and comprehensive digital advertising campaign, based on the customer’s target audience, strategic goals and desired results.
•
Hybrid:   AcuityAds also offers advertisers a “Hybrid” option, which is a combination of the self-serve and Full-Serve options described above and for advertisers that are not ready to run digital campaigns independently but are planning to become an AcuityAds’ self-serve partner. This Hybrid option provides access to a dedicated AcuityAds account manager and campaign manager for three to six months, as the advertiser strengthens its own resources in programmatic advertising. During this time, the advertiser gains exposure to the Programmatic Marketing Platform and works together with AcuityAds’ ad operations team to create and launch campaigns and, when fully trained and proficient on the platform, the advertisers may progress to the self-serve model.

•
illumin™:   In October 2020, following a beta testing period of approximately six months, AcuityAds launched its new advertising automation platform under the brand name, illumin™. illumin is the next generation of advertising automation technology, offering advertisers the ability to plan, buy, optimize and report on omnichannel advertising programs from a single, intuitive user-interface. Advertisers can map consumer journey playbooks across devices and communication channels, and execute in real-time using programmatic technology. illumin enables the delivery of custom creative advertising based on audience receptivity (time, place and context), which has proven to increase both efficiency and overall return on advertising investments. The Company anticipates that this product will further grow its existing market share by expanding the scope of prospective clients that are seeking a more intuitive and easy-to-use programmatic advertising solution.

In addition, the Programmatic Marketing Platform has the following key features:
•
Audience targeting.   The Programmatic Marketing Platform makes use of consumer profiling technology which gives advertisers access to over 500 million consumer profiles. Information available for each consumer profile varies. Based on this and other data, the Programmatic Marketing Platform estimates the probability of a consumer performing an advertiser’s desired action, and translates these predicted consumer response probabilities into a precise monetary value for each advertising impression. As AcuityAds gathers more data during the course of its advertising campaigns, the Programmatic Marketing Platform continually updates and refines the accuracy of its predictions, without requiring human intervention.

•
Tracking results.   The Programmatic Marketing Platform can track and measure audience reach, frequency and engagement goals through specific consumer actions, such as clicks, advertisement interactions and video completions.

•
Retargeting.   Retargeting uses the Programmatic Marketing Platform to help return previous or similar consumers to advertisers’ websites, focusing specifically on the consumers most likely to perform a desired action because of actions they have already performed. This allows an advertiser to focus on consumers who represent high-value opportunities for re-engagement, aiming to reconnect with these users at an optimal time and in an optimal context, to achieve the advertiser’s goals.

•
Weather targeting.   AcuityAds’ weather targeting capabilities allow marketers to target their campaigns based on a range of weather conditions such as current temperature, wind speeds and humidity. These realtime targeting capabilities help to enable advertisers to achieve stronger digital marketing campaign performance, driven by more meaningful consumer interactions. Weather targeting allows advertisers to show consumers customized advertising based on certain weather conditions. For example, AcuityAds’ weather targeting technology enables a tire brand to show consumers ads for winter tires on snowy days and an online retailer to show ads for swimwear on hot summer days.

Growth Strategies
We strive to grow our business both organically and through strategic and value-enhancing acquisitions. Key elements of our growth strategy include the following:

•
Growth of illumin.   Following a beta-testing period, illumin launched in October 2020. illumin allows users to build, visualize and customize their consumer journey using a new, streamlined planning canvas. The Company anticipates that this product will further grow its existing market share by expanding the scope of prospective clients that are seeking a more intuitive advertising platform. The Company intends to continue developing its illumin platform to expand the scope of offerings within the platform as opportunities arise and enhance consumer experience. It also intends to expand the scope of prospective clients seeking a more intuitive and easy-to-use programmatic advertising solution.

•
Increasing Connected TV, display, mobile, social and video market penetration.   AcuityAds intends to continue investing in research and development and marketing to expand the capabilities of its Programmatic Marketing Platform in video, mobile, social and online display advertising in order to increase its customer base, gain market penetration and grow revenue from these channels. AcuityAds will continue to offer its services on a full-serve and a self-serve basis. According to eMarketer, U.S. connected TV advertising was forecasted to be an $8.1 billion market in 2020 and was forecasted to grow to $18.3 billion in 2024, a 23% CAGR.. Connected TV includes over-the-top content delivered through a connected device over the internet.

•
Expansion into additional advertising channels.   AcuityAds expects to continue developing its Programmatic Marketing Platform to expand into additional advertising channels as opportunities arise and market conditions permit which may include programmatic TV.

•
Continuing domestic and international expansion.   AcuityAds currently operates in Canada, the U.S., Europe and Latin America. Our growth is attributable to both organic growth strategies and a selective approach to acquisition-based growth. We identify possible acquisition targets with a view to entering new but complementary markets and expanding our product and technology offerings.

AcuityAds completed the acquisition of ADman Interactive S.L.U (“ADman Media”), the largest video supply side platform for Spanish-speaking markets in Europe in Latin America, in June 2018. The acquisition of ADman Media has: (i) expanded the Company’s total addressable market by entering the publisher-direct video supply market; (ii) provided complementary and incremental revenue opportunities for the Company to leverage ADman Media’s unique inventory and video ad streaming platform in the United States, which is the second largest Spanish-speaking country in the world, according to the Instituto Cervantes; and (iii) extended the Company’s global footprint across additional markets in Europe, Latin America and the United States.
On September 1, 2018, the Company acquired certain assets of Magnetic Media Online Holdings Inc. (“Magnetic Media”), a United States-based artificial intelligence adtech company. The acquisition of Magnetic Media has: (i) increased the Company’s sales team and presence in the U.S. market; (ii) contributed new customer relationships and expanded its sales pipeline; and (iii) enhanced its industry and artificial intelligence sales experience.
We leverage our accrued sales and marketing expertise to facilitate our continued global expansion both organically and in integrating the companies we acquire. AcuityAds also intends to continue expanding its presence in the key markets it serves by expanding its sales resources and partners for its Programmatic Marketing Platform.
Head and Registered Office
Our head and registered office is located at 70 University Ave., Suite 1200, Toronto, Ontario M5J 2M4, and our telephone number is (416) 218-9888.
USE OF PROCEEDS
The aggregate net proceeds to be received by us from the sale of the Offered Shares under the Offering are estimated to be approximately US$     after deducting the Underwriters’ Fee relating to the Offered Shares and other expenses relating to the Offering, which are estimated to be US$    .
The principal reasons for the sale of the Offered Shares under the Offering are to increase our capitalization and financial flexibility. We intend to use the net proceeds from the Offering to strengthen our financial position and allow us to pursue our growth strategies, which include: funding ongoing operations; building on successes in digital advertising and marketing solutions, and other general corporate purposes. We may also use a portion of the net proceeds of the Offering to expand our current business through acquisitions of, or investments in, other complementary businesses, products or technologies. However, we have no agreements or commitments with respect to any acquisitions or investments at this time.
As a result of our significant growth in recent periods and the fact that we operate in a dynamic and rapidly-evolving market, we do not believe we can provide the approximate amounts of the net proceeds that will be allocated to each of these purposes with certainty. As such, we have not specifically allocated the net proceeds amongst these purposes as at the date of this Prospectus Supplement. Such decisions will depend on market and competitive factors, as they evolve over time. Pending their use, we intend to invest the net proceeds from this Offering in short-term, investment grade, interest bearing instruments or hold them as cash.
While we currently anticipate that we will use the net proceeds of the Offering as set forth above, we may use the net proceeds differently, after giving consideration to our strategy relative to market and other conditions, as well as other factors described under “Risk Factors”.
DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY
Our authorized share capital consists of an unlimited number of Common Shares of which 54,710,333 were issued and outstanding as of June 7, 2021, and an unlimited number of preference shares (“Preference Shares”), issuable in series, none of which were issued and outstanding as of June 7, 2021.
See “Description of the Share Capital — Common Shares” and “Description of Share Capital — Preference Shares” in the Shelf Prospectus for a detailed description of the attributes of our Common Shares and Preference Shares.
CONSOLIDATED CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and consolidated capitalization as at March 31, 2021 (i) on an actual basis and (ii) on an adjusted basis to give effect to the completion of the Offering (assuming no exercise of the Over-Allotment Option). This table should be read in conjunction with our Interim Financial Statements and Interim MD&A, each of which is incorporated by reference in this Prospectus Supplement.
	As at March 31, 2021
	Actual	After giving effect to the Offering
	(in thousands of C$)(1)
Cash and cash equivalents	$27,010		$(2)
Debt
Long-term debt	5,885		5,885
Total debt	8,849		8,849
Equity
Share capital(3)	58,647		(4)
Additional paid-in capital	7,374.9
Accumulated other comprehensive income	754		754
Accumulated deficit	(31,239)		(31,239)
Total equity	$35,537	$
Total capitalization	$41,421.6	$

Notes:
(1)
On March 31, 2021, the Bank of Canada daily exchange rate was US$1.00 = C$1.2575. See “Currency Presentation and Exchange Rate Information”.

(2)
The amount included in the table includes the estimated net proceeds of the Offering to be received by the Company from the sale of the Offered Shares, after deducting the estimated expenses of the Offering, assuming all such estimated expenses were paid at closing. The amount does not reflect the use of proceeds set out under “Use of Proceeds”.

(3)
As at March 31, 2021, the Company’s authorized share capital was comprised of (i) an unlimited number of Common Shares and (ii) an unlimited number of Preference Shares, issuable in series. Immediately following closing of the Offering and assuming no exercise of the Over-Allotment Option,      Common Shares and no Preference Shares will be issued and outstanding.

(4)
The amount included in the table includes additional share capital raised by the Company through the Offering from the sale of the Offered Shares estimated to amount to approximately US$    million, after deducting the estimated expenses of the Offering.

PRIOR SALES
The following table summarizes the issuance by the Company of Common Shares and of securities that are convertible or exchangeable into Common Shares during the 12-month period preceding the date of this Prospectus Supplement (including stock options (“Stock Options”), deferred share units (“DSUs”) and restricted share units (“RSUs”) issued pursuant to the Company’s omnibus incentive plan (the “Omnibus Plan”), Stock Options issued under the Company’s predecessor stock option plan (“Stock Option Plan”) and DSUs issued under the Company’s predecessor deferred share unit plan (“DSU Plan” and together with the Omnibus Plan and the Stock Option Plan, the “Incentive Plans”).
Date of Issuance	Security Issued	Reason for Issuance	Price per Security (C$)	Number of Securities Issued
June 7, 2021	Common Shares	Exercised Stock Options(2)	$1.55	10,000
June 4, 2021	Common Shares	Exercised Stock Options(2)	$1.55	800
June 2, 2021	Common Shares	Exercised Stock Options(2)	$4.60	10,000
June 2, 2021	Common Shares	Exercised Stock Options(2)	$1.55	14,184
June 2, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	5,833
June 1, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	3,333
May 12, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	10,000
May 11, 2021	Common Shares	Exercised Stock Options(2)	$1.13	15,000
May 11, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	3,333
May 1, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	8,333
March 26, 2021	Common Shares	Exercised RSUs	N/A(4)	189,834
March 26, 2021	Common Shares	Exercised Stock Options(2)	$1.71	125,000
March 25, 2021	Common Shares	Exercised Stock Options(2)	$4.12	10,000
March 25, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	1,667
March 22, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	1,667
March 19, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	3,333
March 16, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	5,000
March 15, 2021	Common Shares	Exercised Warrants	$1.55	150
March 15, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	13,333
March 15, 2021	Common Shares	Exercised Stock Options(2)	$1.71	3,333
March 9, 2021	Common Shares	Exercised Stock Options(2)	$1.27	1,666
March 9, 2021	Common Shares	Exercised Stock Options(2)	$4.47	5,000
March 8, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	13,401
March 5, 2021	Common Shares	Exercised Stock Options(2)	$1.59	43,334
March 5, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	32,833
March 4, 2021	RSUs	Issued under the Omnibus Plan	N/A(4)	171,693
March 4, 2021	Common Shares	Exercised Stock Options(2)	$1.94	20,000
March 4, 2021	Common Shares	Exercised Stock Options(2)	$1.06	66,667

Date of Issuance	Security Issued	Reason for Issuance	Price per Security (C$)	Number of Securities Issued
March 4, 2021	Common Shares	Exercised Stock Options(2)	$1.59	6,666
March 4, 2021	Common Shares	Exercised Stock Options(2)	$0.64	125,000
March 4, 2021	Common Shares	Exercised Stock Options(2)	$1.71	160,000
March 4, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	253,928
March 2, 2021	Common Shares	Exercised Warrants	$1.55	750
February 5, 2021	Common Shares	Exercised Warrants	$1.55	20,994
February 1, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	1,667
January 28, 2021	Common Shares	Exercised Stock Options(2)	$1.06	3,333
January 12, 2021	Common Shares	Exercised Warrants	$1.55	17,927
January 12, 2021	Common Shares	Exercised DSUs(3)	N/A(5)	51,000
December 31, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	51,000
December 30, 2020	Common Shares	Exercised Stock Options(2)	$1.06	13,333
December 30, 2020	Common Shares	Exercised Stock Options(2)	$1.55	10,000
December 30, 2020	Common Shares	Exercised Warrants	$1.55	1,050
December 24, 2020	Common Shares	Exercised Stock Options(2)	$1.06	3,333
December 24, 2020	Common Shares	Exercised Stock Options(2)	$4.47	25,000
December 23, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	125,695
December 22, 2020	Common Shares	Exercised Stock Options(2)	$1.06	3,333
December 22, 2020	Common Shares	Exercised Warrants	$1.55	2,700
December 22, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	2,500
December 18, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	5,000
December 16, 2020	Common Shares	Exercised Warrants	$1.55	750
December 15, 2020	Common Shares	Exercised Stock Options(2)	$1.06	39,666
December 15, 2020	Common Shares	Exercised Stock Options(2)	$1.55	23,333
December 14, 2020	Common Shares	Exercised Stock Options(2)	$4.60	10,000
December 14, 2020	Common Shares	Exercised Stock Options(2)	$1.06	2,000
December 10, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	6,666
December 10, 2020	Common Shares	Exercised Stock Options(2)	$1.94	30,000
December 8, 2020	Common Shares	Exercised Stock Options(2)	$1.71	30,000
December 7, 2020	Common Shares	Exercised Stock Options(2)	$1.71	3,333
December 7, 2020	Common Shares	Exercised RSUs	N/A(4)	97,129
December 7, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	52,500
December 4, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	34,999
December 4, 2020	Common Shares	Exercised Stock Options(2)	$1.06	5,000
December 4, 2020	Common Shares	Exercised Stock Options(2)	$1.55	1,650
December 4, 2020	Common Shares	Exercised Stock Options(2)	$0.96	6,667
December 4, 2020	Common Shares	Exercised Stock Options(2)	$4.47	2,500
December 4, 2020	Common Shares	Exercised Stock Options(2)	$4.60	30,000
December 4, 2020	Common Shares	Issued from treasury and sale by certain of Acuity Ads’ shareholders(1)	$6.10	3,280,000
November 16, 2020	Common Shares	Exercised Warrants	$1.55	2,100

Date of Issuance	Security Issued	Reason for Issuance	Price per Security (C$)	Number of Securities Issued
November 13, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	2,500
November 12, 2020	RSUs	Issued under the Omnibus Plan	N/A(4)	231,666
November 12, 2020	Common Shares	Exercised Stock Options(2)	$4.47	5,000
November 12, 2020	Common Shares	Exercised Stock Options(2)	$1.34	5,000
November 12, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	21,734
November 12, 2020	Common Shares	Exercised Warrants	$1.55	35,556
November 3, 2020	Common Shares	Exercised Stock Options(2)	$4.12	50,000
October 22, 2020	Common Shares	Exercised Warrants(6)	$1.55	112,369
October 13, 2020	Common Shares	Exercised Warrants(6)	$1.55	3,060
October 7, 2020	Common Shares	Exercised Warrants(6)	$1.55	119,920
September 30, 2020	Common Shares	Exercised Warrants(6)	$1.55	20,038
September 30, 2020	Common Shares	Exercised Stock Options(2)	$0.64	333,333
September 30, 2020	Common Shares	Exercised Warrants(6)	$1.55	750
September 29, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	3,333
September 25, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	15,612
September 24, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	6,666
September 24, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	3,333
September 22, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	2,500
September 21, 2020	Common Shares	Exercised Warrants(6)	$1.55	750
September 17, 2020	Common Shares	Exercised Stock Options(2)	$0.96	66,000
September 17, 2020	Common Shares	Exercised Warrants(6)	$1.55	1,575
September 16, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	5,000
September 16, 2020	Common Shares	Exercised Stock Options(2)	$1.34	3,334
September 15, 2020	Common Shares	Exercised Warrants(6)	$1.55	750
September 10, 2020	Common Shares	Exercised Warrants(6)	$1.55	9,585
September 2, 2020	Common Shares	Exercised Warrants(6)	$1.55	3,300
September 1, 2020	Common Shares	Exercised Stock Options(2)	$1.00	75,000
September 1, 2020	Common Shares	Exercised Stock Options(2)	$1.08	75,000
August 28, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	5,000
August 18, 2020	Common Shares	Exercised DSUs(3)	N/A(5)	13,333
August 17, 2020	Common Shares	Exercised Stock Options(2)	$0.94	90,000
August 17, 2020	Common Shares	Exercised DSUs(3)	N/A	7,499
August 14, 2020	Stock Options	Issued under the Omnibus Plan	$2.09	45,000
August 14, 2020	RSUs	Issued under the Omnibus Plan	N/A(4)	1,089,408
August 10, 2020	Common Shares	Exercised Warrants(6)	$1.55	1,204
July 28, 2020	Common Shares	Exercised Stock Options(2)	$0.83	100,000
June 15, 2020	Common Shares	Exercised Warrants(7)	$1.01	312,665
June 11, 2020	Common Shares	Exercised Warrants(7)	$1.01	83,333

Notes:
(1)
Comprised of 1,968,000 Common Shares issued from treasury and 1,312,000 Common Shares sold by certain of AcuityAds’ shareholders in connection with the Company’s 2020 bought deal offering, pursuant to a final short form prospectus dated November 27, 2020, for gross proceeds of C$20,008,000.

(2)
Common Shares issued pursuant to the exercise of Stock Options issued under the Stock Option Plan.

(3)
Common Shares issued pursuant to the exercise of DSUs issued under the DSU Plan.

(4)
The value of each RSU is equal to the price of the Common Shares at the time the RSU is awarded and increases/decreases as the price of the Common Shares increases/decreases.

(5)
The value of each DSU is equal to the price of the Common Shares at the time the DSU is awarded and increases/decreases as the price of the Common Shares increases/decreases.

(6)
Warrants issued to a syndicate of underwriters in connection with the Company’s 2019 bought deal offering.

(7)
Warrants issued in connection with a C$7,300,000 subordinated term loan from a group of private lenders.

TRADING PRICE AND VOLUME
The Common Shares trade on the TSX under the symbol “AT”. As of August 29, 2019, the Common Shares also trade on the OTCQX® Best Market with DTC eligibility under the symbol “ACUIF”. The following table sets forth, for the period indicated, the reported high and low market prices of our Common Shares on the TSX in Canadian dollars.
Month	High Trading Price (C$)	Low Trading Price (C$)	Aggregate Monthly Trading Volume (#)
May 2020	1.20	0.91	2,170,582
June 2020	1.23	1.00	2,808,821
July 2020	2.01	1.09	7,873,662
August 2020	2.55	1.84	6,175,840
September 2020	3.79	2.33	14,026,915
October 2020	4.99	3.52	17,184,603
November 2020	8.22	4.47	17,058,056
December 2020	22.44	7.46	39,543,759
January 2021	22.70	12.06	12,760,100
February 2021	33.08	18.81	15,120,400
March 2021	29.74	15.26	23,839,700
April 2021	17.96	12.80	13,287,300
May 2021	14.84	10.18	12,665,868
June 2021	14.71	13.23	2,241,755

Notes:
(1)
Source: Capital IQ

PLAN OF DISTRIBUTION
General
Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell and the Underwriters have agreed to purchase, as principals, severally and not jointly (within the meaning of such terms under the laws of the State of New York) on the Closing Date, or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than , 2021, the number of Offered Shares set out opposite their respective names below, representing an aggregate of       Offered Shares, at a price of US$ per Offered Share, for an aggregate gross consideration of US$      , payable in cash against delivery of the Offered Shares. The Offering Price was determined by negotiation between the Company and the Underwriters, with reference to the then-current market price for the Common Shares.
Underwriter	Number of Offered Shares
Canaccord Genuity LLC
Needham & Company, LLC
RBC Capital Markets, LLC
TD Securities (USA) LLC
Total
The Offered Shares are being offered in the United States by the U.S. Underwriters and in each of the provinces and territories of Canada, other than Québec, by the Canadian Underwriters pursuant to the Underwriting Agreement. The Offering is being made concurrently in each of the provinces and territories of Canada, other than Québec, under the terms of the Shelf Prospectus and this Prospectus Supplement and in the United States under the terms of the Registration Statement, of which the Shelf Prospectus and this Prospectus Supplement form part, through the Underwriters and/or affiliates thereof registered to offer the Offered Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Needham & Company, LLC is not registered to sell securities in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute the Offered Shares in Canada and will act as an underwriter for us only in respect of the offer, sale and distribution of Offered Shares outside of Canada.Subject to applicable law, the Underwriters, their affiliates, or such other registered dealers as may be designated by the Underwriters, may offer the Offered Shares outside of Canada and the United States.
The Underwriting Agreement provides that the Company will pay the Underwriters at the time of closing of the Offering an Underwriters’ Fee of US$ per Offered Share sold pursuant to the Offering, including any Additional Shares sold pursuant to the exercise of the Over-Allotment Option. The Company has agreed to reimburse the Underwriters for FINRA and other expenses in an amount not to exceed US$35,000. The Company has granted to the Underwriters an Over-Allotment Option, in whole or in part, from time to time not later than 30 days after the Closing Date, to purchase from the Company the Additional Shares on the same terms as set out above solely to cover the Underwriters’ over-allocation position, if any. The Over-Allotment Option is comprised of      Common Shares to be issued by the Company. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to      Additional Shares to be sold by the Company upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.
The obligations of the Underwriters under the Underwriting Agreement are several and not joint (within the meaning of such terms under the laws of the State of New York) and are subject to certain closing conditions. The Underwriters may terminate their obligations under the Underwriting Agreement by notice given by Canaccord Genuity LLC and Needham & Company, LLC (the “Managers”) to the Company, if after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq or the TSX, (ii) trading of any securities of the Company shall have been suspended on the Nasdaq or TSX, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in this Prospectus Supplement. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any Offered Shares are purchased under the Underwriting Agreement.
Subject to the terms of the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and their respective directors, officers, employees and agents against certain liabilities civil liabilities under Canadian and United States securities legislation, or to contribute to any payments the Underwriters may be required to make in respect thereof. The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Offered Shares, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Pursuant to the Underwriting Agreement, the Company has agreed that until the date that is 90 days following the date of the Underwriting Agreement (the “Restricted Period”), it will not, directly or indirectly, and will not publicly disclose any intention to, without the prior written consent of the Managers, subject to certain exceptions: (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, or (iii) file any registration statement with the SEC or prospectus with any Canadian securities regulatory authority relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The exceptions include: (a) the Offered Shares (and any Additional Shares) to be sold in the Offering; (b) the issuance of incentive compensation or equity (including the Common Shares) under the existing Omnibus Plan, as such plan may be amended or restated, (c) any Common Shares issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan of the Company, (d) the filing of one or more registration statements on Form S-8 relating to stock options, other equity awards, or employee benefit plans of the Company, including plans to be adopted during the Restricted Period, provided that any awards issued pursuant to such plans adopted during the Restricted Period shall not vest during the restricted period; (e) Common Shares or other securities issued in connection with an acquisition or a transaction that includes a commercial relationship (including joint ventures, collaborations, partnership or other strategic acquisitions, but excluding stock options); provided certain conditions are met, including that (i) the aggregate amount of Common Shares issued in connection with such transactions does not exceed 10% of the total shares outstanding of the Company upon consummation of the Offering, and, (ii) in the case of any such issuance prior to the expiration of the Restricted Period, each such recipient of Common Shares or securities agrees to be bound by restrictions applicable to the Company’s directors and officers detailed below or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Common Shares, provided that certain conditions are met, including that such plan does not provide for the transfer of Common Shares during the Restricted Period, and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.
In addition, each of the directors and officers of the Company have executed “lock-up” letters pursuant to which, until the date that is 90 days following the date of the final prospectus supplement relating to this Offering, they have agreed that they will not, and will not publicly disclose the intention to, without the consent of the Managers, subject to certain exceptions: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by them or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares. The exceptions include: (a) the Offered Shares and Additional Shares sold in the Offering; (b), provided that certain conditions are met transactions relating to Common Shares or other securities acquired in open market transactions after completion of the Offering; (c) a bona fide gift of Common Shares or securities convertible into Common Shares; (d) distributions of Common Shares or any security convertible into Common Shares to limited partners, members or stockholders or other equity holders of the signatory; (e) transfers of Common Shares or any security convertible into Common Shares to certain affiliates of the signatory, subject to certain exceptions, (f) receipt of securities (including on a “net” basis with transfers to the Company) solely made in connection with exercises of outstanding stock options or warrants or vesting and/or redemptions of restricted share units, performance share units or other equity awards of the Company, provided that certain conditions are met; (g) a bona fide third-party tender offer, take-over bid, plan or arrangement, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company, provided that certain conditions are met; and (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Common Shares, provided that certain conditions are met, including that such plan does not provide for the transfer of Common Shares during the restricted period of the “lock-up” letter.
The Company’s Common Shares are listed and posted for trading on the TSX under the symbol “AT”. The Company has applied to list the Offered Shares and the Additional Shares on the TSX and has applied to list the Offered Shares, the Additional Shares and its outstanding Common Shares on the Nasdaq under the trading symbol “ATY”. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and the Nasdaq, respectively.
The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price, and the compensation realized by the Underwriters pursuant to the Offering will effectively be decreased by the amount that the price paid by purchasers for the Offered Shares is less than the original Offering Price. Any such reduction will not affect the net proceeds of the Offering received by the Company.
Pursuant to the rules and policy statements of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under this Prospectus Supplement, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable Canadian regulatory authorities and the TSX including the Universal Market Integrity Rules for Canadian Marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and market-balancing activities and a bid or purchase made on behalf of a client where the client’s order was not solicited during the period of distribution.
Subject to applicable laws, the Underwriters may, in connection with this Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions. Such transactions, if commenced, may be discontinued at any time.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or delaying a decline in the market price of the Common Shares while the Offering is in progress. Short sales involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked short sales”, which are short positions in excess of that amount.
The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of the Common Shares available for purchase in the open market compared with the price at which they may purchase Common Shares through the Over-Allotment Option. If, following the closing of the Offering, the market price of the Common Shares decreases, the short position created by the over-allocation position in the Common Shares may be filled through purchases in the open market, creating upward pressure on the price of the Common Shares. If, following the closing of the Offering, the market price of Common Shares increases, the over-allocation position in the Common Shares may be filled through the exercise of the Over-Allotment Option.
The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in the Offering. Any naked short position would form part of the Underwriters’ over-allocation position. A purchaser who acquires Common Shares forming part of the Underwriters’ over-allocation position resulting from any covered short sales or naked short sales will acquire such Common Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allocation Option or secondary market purchases.
Subscriptions will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. It is expected that the Company will arrange for the instant deposit of the Offered Shares by the Underwriters under the book-based system of registration, to be registered to DTC or its nominee and deposited with DTC on the Closing Date, or as otherwise may be agreed to among the Company and the Underwriters. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased.
Relationship Between the Company and Certain Underwriters
The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services.
In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
European Economic Area and United Kingdom
In relation to each Member State of the EEA and the United Kingdom (each a “Relevant State”), no Common Shares have been offered or will be offered pursuant to the Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Common Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Common Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Common Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA) received by it in connection with the issue or sale of the Common Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Common Shares. The Common Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Common Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Common Shares constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Common Shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This Prospectus Supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus Supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Prospectus Supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The Common Shares to which this Prospectus Supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Shares offered should conduct their own due diligence on the Common Shares. If you do not understand the contents of this Prospectus Supplement you should consult an authorized financial advisor.
Hong Kong
The Common Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Common Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (FIEL) has been made or will be made with respect to the solicitation of the application for the acquisition of the Common Shares. Accordingly, the Common Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan. For Qualified Institutional Investors (QII) please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to Common Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Common Shares. The Common Shares may be transferred only to QIIs. For Non-QII Investors please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Common Shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Common Shares. The Common Shares may be transferred only en bloc without subdivision to a single investor.
Singapore
This Prospectus Supplement and the accompanying Shelf Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this Prospectus Supplement and the accompanying Shelf Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notification under Section 309B(1)(c) of the SFA
The Company has determined that the Common Shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the

Common Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
No “prospectus” or other “disclosure document, as each of those terms are defined in the Corporations Act 2001 of Australia (the “Australian Corporations Act”), in relation to the Common Shares has been, or will be, lodged with the Australian Securities and Investments Commission. Each Underwriter has represented and agreed that it: (a) has not made (directly or indirectly) or invited, and will not make (directly or indirectly) or invite, an offer of the Common Shares for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and (b) has not distributed or published, and will not distribute or publish, this Prospectus Supplement, the accompanying Shelf Prospectus or any other offering material or advertisement relating to the Common Shares in Australia, unless: (i) the aggregate consideration payable for such Common Shares on acceptance of the offer is at least A $500,000 (or its equivalent in any other currency, in either case calculated in accordance with both section 708(9) of the Australian Corporations Act and regulation 7.1.18 of the Corporations Regulations 2001 of Australia) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Australian Corporations Act; (ii) the offer or invitation constitutes an offer to either a “wholesale client” or “sophisticated investor” for the purposes of Chapter 7 of the Australian Corporations Act; (iii) such action complies with any applicable laws, regulations and directives (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act) in Australia; and (iv) such action does not require any document to be lodged with Australian Securities and Investments Commission or any other regulatory authority in Australia.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of Stikeman Elliott LLP, Canadian counsel to the Company, and Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Underwriters, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder who acquires as beneficial owner Common Shares pursuant to this Offering and who, for the purposes of the Tax Act and at all relevant times, holds Common Shares as capital property, deals at arm’s length with the Company or the Underwriters, is not affiliated with the Company or the Underwriters, and has not entered into, with respect to their Common Shares, a “derivative forward agreement”, a “synthetic disposition arrangement” or a “dividend rental arrangement” each as defined under the Tax Act (a “Holder”). A Common Share will generally be capital property to a Holder provided the Holder does not acquire or hold such Common Share in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.
This summary is based upon the current provisions of the Tax Act and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. The summary also takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all such Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by way of legislative, judicial or administrative action, decision or interpretation, nor does it address any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder or prospective Holder are made. Accordingly, Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Common Shares.

Currency Conversion
Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.
Residents of Canada
This portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act, and at all relevant times, is, or is deemed to be, resident in Canada (“Resident Holder”). This portion of the summary is not applicable to a Resident Holder: (a) that is a “financial institution”, as defined in the Tax Act for purposes of the “mark-to-market rules” contained in the Tax Act; (b) an interest in which would, or for whom a Common Share would, be a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that has elected to report its “Canadian tax results”, as defined in the Tax Act, in a currency other than the Canadian currency; or (e) that is exempt from tax under Part I of the Tax Act. Any such Holder to which this summary does not apply should consult its own tax advisor.
Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada and is, or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or series of transactions or events that includes the acquisition of Common Shares, controlled by a non-resident corporation (or pursuant to the Tax Proposals, a non-resident person or group of non-resident persons not dealing at arm’s length (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts)) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Resident Holders should consult their own tax advisors with respect to the consequences of acquiring Common Shares.
Certain Resident Holders whose Common Shares might not otherwise qualify as capital property may, in certain circumstances, make the irrevocable election pursuant to subsection 39(4) of the Tax Act to have its Common Shares, and every other “Canadian security”, as defined in the Tax Act, owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and advisable in their own circumstances.
Dividends on Common Shares
Dividends received or deemed to be received on a Common Share by a Resident Holder who is an individual (other than certain trusts) will be included in computing such Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from a “taxable Canadian corporation” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit in respect of dividends designated by the Company as “eligible dividends”. There may be limitations on the ability of the Company to designate dividends as “eligible dividends”. Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.
Dividends received or deemed to be received on a Common Share by a Resident Holder that is a corporation will be included in computing such Resident Holder’s income for the taxation year in which such dividends are received and will generally also be deductible in computing its taxable income for that taxation year. In certain circumstances a dividend received by a Resident Holder that is a corporation may be deemed to be a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders should consult their own tax advisors regarding their particular circumstances. A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, will generally be liable to pay an additional tax under Part IV of the Tax Act on dividends received or deemed to be received on Common Shares to the extent such dividends are deductible in computing the Resident Holder’s taxable income. Such additional tax may be refundable in certain circumstances. Resident Holders should contact their own tax advisors in this regard.

Dispositions of a Common Share
Generally, on a disposition, or a deemed disposition, of a Common Share a Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Common Share to the Resident Holder immediately before the disposition or deemed disposition. For this purpose, the adjusted cost base to a Resident Holder of a Common Share will be determined at any particular time by averaging the cost of such share with the adjusted cost base of any other Common Shares owned by the Resident Holder as capital property at that time and by making certain other adjustments required under the Tax Act. The Resident Holder’s cost for purposes of the Tax Act of Common Shares will include all amounts paid or payable by the Resident Holder for the Common Shares, subject to certain adjustments under the Tax Act. Such capital gain (or capital loss) will be subject to the treatment described below under “— Taxation of Capital Gains and Capital Losses”.
Taxation of Capital Gains and Capital Losses
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder for a taxation year must be included in computing the Resident Holder’s income for that taxation year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in that taxation year and allowable capital losses in excess of taxable capital gains for the taxation year of disposition may be carried back and deducted in any of the three preceding taxation years, or in any subsequent year against net taxable capital gains realized in such years. If the Resident Holder is a corporation, any such capital loss realized on the sale of a Common Share may be reduced by the amount of any dividends, including deemed dividends, which have been received by the Resident Holder on such Common Share to the extent and in circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly or indirectly through a partnership or a trust. Such Resident Holder should consult its own tax advisor. Taxable capital gains realized by a Resident Holder who is an individual (including certain trusts) may give rise to alternative minimum tax depending on the Resident Holder’s circumstances.
A Resident Holder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax on certain investment income, including taxable capital gains (but excluding dividends or deemed dividends deductible in computing taxable income). Such additional tax may be refundable in certain circumstances. Resident Holders should contact their own tax advisors in this regard.
Non-Resident Holders
This portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act and any relevant income tax treaty or convention, at all relevant times, is not (and is not deemed to be) resident in Canada and will not use or hold (and will not be deemed to use or hold) the Common Shares in, or in the course of, carrying on a business or part of a business in Canada (a “Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and such holders should consult their own tax advisors.
Dividends on Common Shares
A dividend paid or credited, or deemed to be paid or credited, on a Common Share to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which that Non-Resident Holder may be entitled under an applicable income tax treaty or convention. For example, the rate of withholding tax applicable to a dividend paid on a Common Share to a Non-Resident Holder who is a resident of the United States for purposes of the Canada-U.S. Income Tax Convention (the “Convention”), beneficially owns the dividend, and is fully entitled to the benefits of the Convention, will generally be reduced to 15%.
Certain entities (including most limited liability companies) that are treated as being fiscally transparent for U.S. federal income tax purposes will not qualify as residents of the United States and therefore will not be entitled to relief from Canadian tax under the provisions of the Convention. However, the Convention allows certain U.S. resident owners of transparent entities to enjoy benefits of the Convention under certain circumstances. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief from Canadian tax under the provisions of the Convention based on their particular circumstances.
Dispositions of Common Shares
A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition or deemed disposition of a Common Share unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.
Generally, a Common Share will not constitute taxable Canadian property of a Non-Resident Holder at any particular time provided that the Common Share is listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the TSX and the Nasdaq), unless at any time during the 60-month period immediately preceding such time: (a) at least 25% or more of the issued shares of any class or series of the capital stock of the Company was owned by or belonged to any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (z) partnerships in which the Non-Resident Holder or a person described in (y) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the Common Share was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or for civil law rights in any such property (whether or not such property exists). Notwithstanding the foregoing, a Common Share may also be deemed to be “taxable Canadian property” in certain circumstances. Non-Resident Holders for whom a Common Share is, or may be, taxable Canadian property should consult their own tax advisors.
In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act or pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Dispositions of a Common Share” will generally apply to the Non-Resident Holder. Such Non-Resident Holders should consult their own tax advisors.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of U.S. federal income tax considerations generally applicable to a “U.S. Holder” (defined below) of the ownership and disposition of the Offered Shares. This discussion addresses only holders who acquire Offered Shares pursuant to this prospectus supplement and hold Offered Shares as “capital assets” (generally, assets held for investment purposes).
This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative pronouncements and rulings of the United States Internal Revenue Service (the “IRS”), and a general interpretation of the Canada-United States Income Tax Convention (1980), as amended, (the “Convention”), all of which are subject to differing interpretations and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. This summary does not describe any state, local or foreign tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax), or the consequences of the alternative minimum tax, or the Medicare tax on certain net investment income. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. U.S. Holders (as defined below) should consult their own tax advisers regarding such matters.
No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership or disposition of Offered Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
This summary does not purport to address all U.S. federal income tax consequences that may be relevant to a U.S. Holder as a result of the ownership and disposition of the Offered Shares, nor does it take into account the specific circumstances of any particular holder, some of which may be subject to special tax rules, including, but not limited to, tax exempt organizations, partnerships and other pass through entities and their owners, banks or other financial institutions, insurance companies, regulated investment companies, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, persons that hold the Offered Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other similar arrangements, persons that acquired the Offered Shares in connection with the exercise of employee stock options or otherwise as compensation for services, brokers, dealers in securities or foreign currencies, traders in securities electing to mark to market, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, U.S. expatriates, or persons that own directly, indirectly or by application of the constructive ownership rules of the Code 10% or more of our shares by voting power or by value.
As used herein, a “U.S. Holder” is a beneficial owner of the Offered Shares who, for U.S. federal income tax purposes, is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Offered Shares, the tax treatment of a partner in the partnership or other entity or arrangement will generally depend upon the status of the partner and the activities of the partnership. Prospective investors who are partners in partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) that are beneficial owners of the Offered Shares are urged to consult their own tax advisors regarding the tax consequences of the ownership and disposition of the Offered Shares acquired pursuant to this prospectus supplement.
This summary is of a general nature only and is not intended to be tax advice to any prospective investor, and no representation with respect to the tax consequences to any particular investor is made. Prospective investors are urged to consult their own tax advisors regarding the application of federal income tax laws to their particular circumstances, as well as any state, provincial, local, non-U.S. and other tax consequences of investing in the Offered Shares and acquiring, holding or disposing of the Offered Shares.
Distributions
In general, subject to the passive foreign investment company rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to the Offered Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.
The amount of any distributions paid in Canadian dollars will equal the U.S. dollar value of such distributions determined by reference to the exchange rate on the day they are received by the U.S. Holder (with the value of such distributions computed before any reduction for any Canadian withholding tax), regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder will have a tax basis in Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder will generally not be required to recognize foreign currency gain or loss in respect of the distribution. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S. source ordinary income or loss.
Subject to the rules described below under “— Passive Foreign Investment Company,” dividends paid by a non-U.S. corporation generally will be taxed at the preferential tax rates applicable to long-term capital gain of non-corporate taxpayers if (a) such non-U.S. corporation is eligible for the benefits of certain U.S. treaties or the dividend is paid by such non-U.S. corporation with respect to stock that is readily tradable on an established securities market in the United States, thereby qualifying as a qualified foreign corporation, (b) the U.S. Holder receiving such dividend is an individual, estate, or trust, (c) such dividend is paid on shares that have been held by such U.S. Holder for at least 61 days during the 121-day period beginning 60 days before the “ex-dividend date,” and (d) we are not a passive foreign investment company (as defined below) in the year of the dividend or the immediately preceding year. If the requirements of this paragraph are not satisfied, a dividend paid by a non-U.S. corporation to a U.S. Holder, including a U.S. Holder that is an individual, estate, or trust, generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains).
Distributions to a U.S. Holder with respect to the Offered Shares may be subject to Canadian non-resident withholding tax. See “Certain Canadian Federal Income Tax Considerations” above. Any Canadian withholding tax paid will not reduce the amount treated as received by the U.S. Holder for U.S. federal income tax purposes. However, subject to limitations imposed by U.S. law, a U.S. Holder may be eligible to receive a foreign tax credit for the Canadian withholding tax. For purposes of calculating a U.S. Holder’s foreign tax credit, dividends received by such U.S. Holder with respect to the shares of a foreign corporation generally constitute foreign source income.
The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances, including the impact of, and any exception available to, the special income sourcing rule described in this paragraph. U.S. Holders who do not elect to claim a foreign tax credit may be able to claim an ordinary income tax deduction for Canadian income tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year.
Sale, Exchange or Other Taxable Disposition of Offered Shares
Subject to the passive foreign investment company rules discussed below, upon a sale, exchange or other taxable disposition of the Offered Shares, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition and the adjusted tax basis of such Offered Shares. A U.S. Holder’s initial tax basis in the Offered Shares generally will equal the cost of such Offered Shares. Such gain or loss will be a long-term capital gain or loss if the Offered Shares have been held for more than one year and will be short-term gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of certain non-corporate U.S. Holders are eligible for reduced rates of taxation. For both corporate and non-corporate U.S. Holders, limitations apply to the deductibility of capital losses.
Passive Foreign Investment Company
The Code provides special rules regarding certain distributions received by U.S. persons with respect to, and sales, exchanges and other dispositions, including pledges, of, shares of stock in a “passive foreign investment company” (a “PFIC”). A non-U.S. corporation will be treated as a PFIC for any taxable year in which either: (1) at least 75 percent of its gross income is “passive income” or (2) at least 50 percent of its gross assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are “passive assets,” which generally means that they produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether a foreign corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although the matter is not free from doubt, we do not believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2020, and at this time do not anticipate becoming a PFIC for the current or future taxable years. However, our PFIC status must be determined annually and therefore is subject to change. This determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, including the amount and nature of our income, as well as on the composition and market valuation of our assets and our spending schedule for our cash balances, including the proceeds of this offering. The value of our assets may be determined in large part by reference to the market value of our Common Shares, which may fluctuate substantially. Our status as a PFIC may also depend in part upon how quickly we utilize the cash proceeds from the offering (and the cash proceeds from other fund-raising activities) in our business. Accordingly, there can be no assurance that we are not and will not become a PFIC. Even though discussed in this section, this summary assumes we are not and will not become a PFIC.
A U.S. Holder that holds Offered Shares during any taxable year in which we qualify as a PFIC is subject to special tax rules with respect to (a) any gain realized on the sale, exchange or other disposition of the Offered Shares and (b) any “excess distribution” by the corporation to the U.S. Holder, unless the U.S. Holder elects to treat the PFIC as a “qualified electing fund,” or QEF, or makes a “mark-to-market” election, each as discussed below. An “excess distribution” is that portion of a distribution with respect to the Offered Shares that exceeds 125% of the annual average of such distributions over the preceding three-year period or, if shorter, the U.S. Holder’s holding period for its Offered Shares. Excess distributions and gains on the sale, exchange or other disposition of Offered Shares of a corporation which was a PFIC at any time during the U.S. Holder’s holding period are allocated ratably to each day of the U.S. Holder’s holding period. Amounts allocated to the taxable year in which the disposition occurs and amounts allocated to any period in the shareholder’s holding period before the first day of the first taxable year that the corporation was a PFIC will be taxed as ordinary income (rather than capital gain) earned in the taxable year of the disposition. Amounts allocated to each of the other taxable years in the U.S. Holder’s holding period are not included in gross income for the year of the disposition, but are subject to the highest ordinary income tax rates in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to income tax deficiencies will be imposed on the resulting tax attributable to each year. The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Offered Shares cannot be treated as capital, even if a U.S. Holder held such Offered Shares as capital assets.
If we are a PFIC for any taxable year during which a U.S. Holder holds Offered Shares, then we generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which such holder holds Offered Shares, even if we no longer satisfy either the passive income or passive asset tests described above, unless the U.S. Holder terminates this deemed PFIC status by making a “deemed sale” election. If such election is made, a U.S. Holder will be deemed to have sold the Offered Shares at their fair market value on the last day of the last taxable year for which we were a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules as described above. After the deemed sale election, the Offered Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
If we are or become a PFIC, the excess distribution rules may be avoided if a U.S. Holder makes a QEF election effective beginning with the first taxable year in the U.S. Holder’s holding period in which we are treated as a PFIC with respect to such U.S. Holder. A U.S. Holder that makes a QEF election with respect to a PFIC is required to include in income its pro rata share of the PFIC’s ordinary earnings and net capital gain as ordinary income and capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. If a foreign corporation ceases to be a PFIC, the U.S. Holder’s QEF election would no longer require an annual income inclusion. However, cessation of a foreign corporation’s status as a PFIC will not terminate a QEF election and if the corporation becomes a PFIC again, an annual income inclusion may be required.
In general, a U.S. Holder makes a QEF election by attaching a completed IRS Form 8621 to a timely filed (taking into account any extensions) U.S. federal income tax return for the year beginning with which the QEF election is to be effective. In certain circumstances, a U.S. Holder may be able to make a retroactive QEF election. A QEF election can be revoked only with the consent of the IRS. In order for a U.S. Holder to make a valid QEF election, the corporation must annually provide or make available to the holder certain information. For any taxable year in which we are a PFIC, we will determine in our sole discretion whether we will provide to U.S. Holders the information required to make a QEF election.
As an alternative to making a QEF election, a U.S. Holder may make a “mark-to-market” election with respect to its Offered Shares if the Offered Shares meet certain minimum trading requirements, as described below. If a U.S. Holder makes a valid mark-to-market election for the first taxable year in which such holder holds (or is deemed to hold) Offered Shares in the corporation and for which such corporation is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its Offered Shares. Instead, a U.S. Holder that makes a mark-to-market election will be required to include in income each year an amount equal to the excess, if any, of the fair market value of the Offered Shares that the U.S. Holder owns as of the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Offered Shares. The U.S. Holder will be entitled to a deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in the Offered Shares over the fair market value of the Offered Shares as of the close of the taxable year; provided, however, that the deduction will be limited to the extent of any net mark-to-market gains with respect to the ADSs included by the U.S. Holder under the election for prior taxable years. The U.S. Holder’s basis in the Offered Shares will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other disposition of the Offered Shares, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of Offered Shares to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss. If a U.S. Holder makes a valid mark-to-market election, any distributions made by us in a year in which we are a PFIC would generally be subject to the rules discussed above under “— Distributions,” except the lower rate applicable to qualified dividend income would not apply. If we are not a PFIC when a U.S. Holder has a mark-to-market election in effect, gain or loss realized by a U.S. Holder on the sale of our Offered Shares will be a capital gain or loss and taxed in the manner described above under “— Sale, Exchange or Other Taxable Disposition of Offered Shares.”
The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the Offered Shares cease to meet applicable trading requirements (described below) or the IRS consents to its revocation. The excess distribution rules generally do not apply to a U.S. Holder for taxable years for which a mark-to-market election is in effect. If we are a PFIC for any year in which the U.S. Holder owns Offered Shares but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. Generally, if a foreign corporation ceases to be a PFIC, the U.S. Holder’s mark-to-market election would no longer require the income inclusion described above. However, cessation of a foreign corporation’s status as a PFIC will not terminate a mark-to-market election and if the corporation becomes a PFIC again, mark-to-market income inclusions may be required.
A mark-to-mark election is available only if the Offered Shares are considered “marketable” for these purposes. The Offered Shares will be marketable if they are regularly traded on a national securities exchange that is registered with the SEC (such as the Nasdaq Global Market) or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For these purposes, Offered Shares will be considered regularly traded during any calendar year during which more than a de minimis quantity of the Offered Shares is traded on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. Holder should ask its own tax advisor whether a mark-to-market election is available or desirable.
If we are a PFIC for any year in which a U.S. Holder holds Offered Shares, such U.S. Holder must generally file an IRS Form 8621 annually. A U.S. Holder must also provide such other information as may be required by the U.S. Treasury Department if the U.S. Holder (1) receives certain direct or indirect distributions from a PFIC, (2) recognizes gain on a direct or indirect disposition of Offered Shares, or (3) makes certain elections (including a QEF election or a mark-to-market election) reportable on IRS Form 8621.
Under attribution rules, if we are a PFIC, U.S. Holders of our Offered Shares will be deemed to own their proportionate shares of our subsidiaries that are PFICs, if any. Like the determination of whether we are a PFIC, the determination of whether any of our subsidiaries is a PFIC is made annually at the end of each taxable year. Assuming a U.S. Holder does not receive from a PFIC subsidiary the information that the U.S.

Holder needs to make a QEF election with respect to such a subsidiary, a U.S. Holder generally will be deemed to own a portion of the shares of such lower-tier PFIC and may incur liability for a deferred tax and interest charge if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder otherwise is deemed to have disposed of an interest in, the lower-tier PFIC, even though the U.S. Holder has not received the proceeds of those distributions or dispositions directly.
U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and, if we are treated as a PFIC, as to the effect on them of, and the reporting requirements with respect to, the PFIC rules and the desirability of making, and the availability of, either a QEF election or a mark-to-market election with respect to our Offered Shares.
Required Disclosure with Respect to Foreign Financial Assets
Certain U.S. Holders are required to report information relating to an interest in the Offered Shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Offered Shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of our Offered Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S, Department of Treasury. Prospective investors are encouraged to consult their own tax advisors with respect to these and other reporting requirements that may apply to their acquisition of the Offered Shares.
Backup Withholding and Information Reporting
In general, information reporting requirements will apply to distributions made on our Offered Shares within the United States to a non-corporate U.S. Holder and to the proceeds from the sale, exchange, redemption or other disposition of Offered Shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.
In addition, backup withholding of U.S. federal income tax may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number on a properly completed and executed IRS Form W-9 (or otherwise establishes, in the manner provided by law, an exemption from backup withholding).
Backup withholding is not an additional tax, and the amount of any backup withholding from a payment to a U.S. Holder should be allowed as credit against the U.S. Holder’s U.S. federal income tax liability provided that the appropriate returns are filed.

RISK FACTORS
An investment in the Offered Shares involves risks. Before purchasing the Offered Shares, prospective investors should carefully consider the information contained in, or incorporated by reference into, this Prospectus Supplement and the Shelf Prospectus, including, without limitation, the risk factors identified in our Interim MD&A incorporated by reference into this Prospectus Supplement and under “Risk Factors” in our Annual Information Form also incorporated by reference herein. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Offered Shares could be materially adversely affected.
The COVID-19 pandemic may adversely affect our business, operating results and financial condition and this adverse affect could be material.
The Company’s business and operations may be adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which the Company and its customers and partners operate, and are significantly impacting economic activity and financial markets. Many marketers, particularly those in the travel, retail and automotive industries, have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-19-related impacts, which may negatively impact, the Company’s revenue and results of operations, the extent and duration of which it may not be able to accurately predict. The spread of an infectious disease may also result in, and, in the case of the COVID-19 pandemic has resulted in, regional quarantines, labor shortages or stoppages, changes in consumer purchasing patterns, disruptions to service providers’ ability to deliver data on a timely basis, or at all, and overall economic instability.
A recession, depression or other sustained adverse market events resulting from the spread of COVID-19 could materially and adversely affect the Company’s business and that of the Company’s customers or potential customers. The Corporation’s customers’ and potential customers’ businesses or cash flows may be negatively impacted by the COVID-19 pandemic, which may lead them to reduce their advertising spending and delay their advertising initiatives or technology spending, or attempt to renegotiate contracts and obtain concessions, which may materially and negatively impact the Company’s business, operating results and financial condition. The Company’s customers may also seek adjustments to their payment terms, delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of the Company’s receivables. As a result, the Company’s financial condition and results of operations may be adversely impacted if the business or financial condition of the Company’s customers and marketers is negatively affected by the pandemic.
The Company’s operations are subject to a range of external factors related to the COVID-19 pandemic that are not within the Company’s control. The Company has taken precautionary measures intended to minimize the risk of the spread of the virus to its employees, partners and customers, and the communities in which it operates. A wide range of governmental restrictions has also been imposed on the Company’s employees’, customers’ and partners’ physical movement to limit the spread of COVID-19. There can be no assurance that precautionary measures, whether adopted by the Company or imposed by others, will be effective, and such measures could negatively affect the Company’s sales, marketing, and customer service efforts, delay and lengthen the Company’s sales cycles, decrease its employees’ or customers’ or partners’ productivity, or create operational or other challenges, any of which could harm the Company’s business, operating results and financial condition.
The economic uncertainty caused by the COVID-19 pandemic has made and may continue to make it difficult for the Company to forecast revenue and operating results and to make decisions regarding operational cost structures and investments. The Company’s business depends on the overall demand for advertising and on the economic health of its customers that benefit from the Company’s platform. Economic downturns or unstable market conditions may cause the Company’s customers to decrease their advertising budgets, which could reduce usage of the Company’s platform and adversely affect its business, operating results and financial condition. Further, volatility in the capital markets has been heightened during recent months and such volatility may continue, which may cause declines in the price of our Common Shares, increasing the risk that securities class action litigation could be instituted against us, as described under “The market price of our Common Shares may be volatile and your investment could suffer or decline in value.”

The duration and extent of the impact from the COVID-19 pandemic depend on future developments that cannot be accurately predicted at this time, and if the Company is not able to respond to and manage the impact of such events effectively, its business may be harmed. Such future developments may include, among others, the duration and spread of the outbreak, new information that may emerge concerning the severity of COVID-19 and government actions to contain COVID-19 or treat its impact, the level of relief efforts designed to help businesses and consumers, including any declines in such levels, impact on the Company’s customers and its sales cycles, impact on its customer, industry or employee events, and effect on its advertising inventory partners.
The market for programmatic buying for advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.
Much of our revenue has been derived from clients that programmatically purchase advertising inventory through our Programmatic Marketing Platform. We expect that spending on programmatic ad buying will continue to be a primary source of revenue for the foreseeable future and that our revenue growth will largely depend on increasing spend through our platform. The market for programmatic ad buying is an emerging market, and our current and potential clients may not shift to programmatic ad buying from other buying methods as quickly as we expect, which would reduce our growth potential. If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform, and our business, growth prospects and financial condition would be adversely affected.
In addition, our revenue may not necessarily grow at the same rate as spend on our Programmatic Marketing Platform. As the market for programmatic buying for advertising matures, growth in spend may outpace growth in our revenue due to a number of factors, including pricing competition, quantity discounts and shifts in product, media, client and channel mix. A significant change in revenue as a percentage of spend could reflect an adverse change in our business and growth prospects. In addition, any such fluctuations, even if they reflect our strategic decisions, could cause our performance to fall below the expectations of securities analysts and investors, and adversely affect the price of our Common Shares.
Our proprietary artificial intelligence algorithms may not operate properly or as we expect them to, which could adversely affect our customers’ advertising campaigns. Moreover, our proprietary artificial intelligence algorithms may lead to unintentional bias and discrimination.
We use proprietary artificial intelligence algorithms in our product offerings to evaluate and process the consumer data that we gather. The continuous development, maintenance, and operation of our back-end data analytics engine is expensive and complex, and may involve unforeseen difficulties, including material performance problems, undetected defects or errors. If our data analytics do not function reliably, this could negatively impact either the bidding experience for our customers or our ability to predict a consumer’s behavior accurately. Any of these situations could result in customers’ dissatisfaction with us, which could negatively impact our business. Additionally, our artificial intelligence algorithms may lead to unintentional bias and discrimination, which could subject us to legal or regulatory liability as well as reputational harm. Any of these eventualities could result in a material and adverse effect on our business, financial condition, operating results, cash flows, and prospects.
Our management will have broad discretion in the application of the net proceeds of the Offering.
We cannot specify with certainty the particular uses of the net proceeds we will receive from the Offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, a purchaser of Common Shares will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this Offering in ways that our shareholders might not desire, that might not yield a favourable return and that might not increase the value of a purchaser’s investment. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. Notably, we have in the past made, and in the future may make, acquisitions and investments that could divert management’s attention, result in operating difficulties and dilution to our shareholders and otherwise disrupt our operations and adversely affect our business, operating results or financial position, and involve other risks and uncertainties outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. Pending their use, we may invest the net proceeds of the Offering in a manner that does not produce income or that loses value.
We may incur additional costs to maintain legitimate means for our transfer and receipt of personal data from the EEA, or may be unable to maintain such legitimate means.
With regard to transfers to the U.S. of personal data (as such term is defined under the General Data Protection Regulation) from our European employees, customers and users, we relied until recently upon the EU — U.S. Privacy Shield, as well as EU standard contractual clauses in certain circumstances. Both the EU — U.S. Privacy Shield and EU standard contractual clauses have been subject to legal challenge, resulting in the EU — U.S. Privacy Shield being recently invalidated by the Court of Justice of the European Union (CJEU). While the validity of the EU standard contractual clauses was confirmed by the Court, the use of the standard clauses with respect to data transfers to the U.S. may be subject to further challenge. The U.S. Department of Commerce and the European Commission have initiated discussions to evaluate the potential for an enhanced EU — U.S. Privacy Shield framework that would comply with the CJEU decision; however, such an enhancement may not be created, or any such enhancement could be subject to further challenge before the European courts. Accordingly, we may experience reluctance or refusal by current or prospective European customers to use our products, and we may find it necessary or desirable to make further changes to our handling of personal data of EEA residents, including arrangements to store and process such data outside the U.S. We may also be unsuccessful in maintaining legitimate means for our transfer and receipt of personal data from the EEA. The regulatory environment applicable to the handling of EEA residents’ personal data, and our actions taken in response, may cause us to assume additional liabilities or incur additional costs, and could result in our business, operating results and financial condition being harmed. Additionally, should we continue to transfer the personal data of EEA residents to the U.S. without a GDPR-compliant solution, we and our customers may face a risk of enforcement actions by data protection authorities in the EEA relating to personal data transfers to us and by us from the EEA. Any such enforcement actions could result in substantial costs and diversion of resources, distract management and technical personnel and negatively affect our business, operating results and financial condition.
There has been a limited public trading market in the United States for our Common Shares and we do not know whether a robust market for the Common Shares will develop to provide you with adequate liquidity.
Our Common Shares are currently listed on the TSX and on the OTCQX® Best Market. Prior to this Offering, there has been a limited public trading market for our Common Shares in the United States through our over-the-counter listing on the OTCQX® Best Market. If a robust trading market does not develop in the United States subsequent to the Offering, you may have difficulty selling any of the Common Shares that you buy over a U.S. exchange. We cannot predict the extent to which investor interest in the Company will lead to the development of a robust trading market on the Nasdaq or otherwise, or how liquid that market might become. The price of the Common Shares in this Offering may not be indicative of prices that will prevail in the United States trading market or otherwise following the Offering. Listing of our Common Shares on the Nasdaq in addition to the TSX may increase price volatility on the TSX and also result in volatility of the trading price on the Nasdaq because trading will be in two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.
The market price of our Common Shares may be volatile and your investment could suffer or decline in value.
The market price of our Common Shares has fluctuated in the past and we expect it to fluctuate in the future, and it may decline below the Offering Price. Some of the factors that may cause the market price of our Common Shares to fluctuate include: volatility in the market price and trading volume of comparable companies; actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts; adverse market reaction to any indebtedness we may incur or securities we may issue in the future; short sales, hedging and other derivative transactions in our Common Shares; litigation or regulatory action against us; investors’ general perception of us and the public’s reaction to our press releases, our other public announcements and our filings with applicable securities regulators, including our financial statements; publication of research reports or news stories about us, our competitors or our industry; positive or negative recommendations or withdrawal of research coverage by securities analysts; changes in general political, economic, industry and market conditions and trends, including as a result of the COVID-19 pandemic and the market reaction thereto; sales of our Common Shares by existing shareholders; recruitment or departure of key personnel; significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and the other risk factors described in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein.
Technology stocks in particular have historically experienced high levels of volatility and AcuityAds cannot predict the prices at which the Common Shares will trade. Fluctuations in the market price of the Common Shares could cause an investor to lose all or part of its investment in Common Shares. Factors that could cause fluctuations in the trading price of the Common Shares by virtue of being a technology stock include: (i) announcements of new offerings, products, services, technologies and technological developments, technology-related regulatory changes, commercial relationships, acquisitions or other events by the Corporation or its competitors; and (ii) significant volatility in the market price and trading volume of technology companies in general and of companies in the digital advertising industry in particular.
Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in our Common Shares by those institutions, which could materially adversely affect the trading price of our Common Shares.
In addition, broad market and industry factors may harm the market price of our Common Shares. Therefore, the price of our Common Shares could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our Common Shares regardless of our operating performance. Specifically, in recent periods, the stock market has experienced heightened volatility as a result of the COVID-19 pandemic. This volatility has had a negative impact on the market price of securities issued by many companies, including ours and other companies in our industry. There can be no assurance that continuing fluctuations in price and volume will not continue or reoccur. If such increased levels of volatility and market turmoil continue or reoccur for a prolonged period of time, our operations and the trading price of our Common Shares may be materially adversely affected.
In the past, following a significant decline in the market price of a company’s securities, there have been instances of securities class action litigation having been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, fines and penalties (for which our director and officer liability insurance could be insufficient), our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.
U.S. investors should consider the impact of the “passive foreign investment company” rules in connection with an investment in our Offered Shares.
A non-U.S. corporation will be treated as a “passive foreign investment company,” or PFIC, and thus subject to special, generally adverse rules for U.S. investors, for any taxable year in which either: (1) at least 75 percent of its gross income is “passive income” or (2) at least 50 percent of its gross assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are “passive assets,” which generally means that they produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether a foreign corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
Although the matter is not free from doubt, we do not believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2020, and at this time do not anticipate becoming a PFIC for the current or future taxable years. However, our PFIC status must be determined annually and therefore is subject to change. This determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, including the amount and nature of our income, as well as on the composition and market valuation of our assets and our spending schedule for our cash balances, including the proceeds of this offering. The value of our assets may be determined in large part by reference to the market value of our Common Shares, which may fluctuate substantially. Our status as a PFIC may also depend in part upon how quickly we utilize the cash proceeds from the offering (and the cash proceeds from other fund-raising activities) in our business. Accordingly, there can be no assurance that we are not and will not become a PFIC. Investors should consult with their own tax advisors about the PFIC rules and should carefully review the information under the heading “Certain U.S. Federal Income Tax Considerations — Passive Foreign Investment Company” above.
We do not currently anticipate paying dividends on the Common Shares, and, consequently, purchasers in the Offering may never receive a return on their investment.
Our current policy is to reinvest our earnings to finance the growth of our business. Therefore, we do not anticipate paying any cash dividends on our securities, including the Common Shares, in the foreseeable future. Any future determination to pay dividends on our securities will be at the discretion of our board of directors and will depend on, among other things, our results of operations, current and anticipated cash requirements and surplus, financial condition, contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that our board of directors may deem relevant. Until the time that we do pay dividends, which we might never do, our shareholders will not be able to receive a return on their Common Shares unless they sell such Common Shares for a price greater than their acquisition price, and such appreciation may never occur.
Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, could adversely affect prevailing market prices for the Common Shares.
Subject to compliance with applicable securities laws, sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible into Common Shares intend to sell Common Shares, could reduce the prevailing market price of our Common Shares. We cannot predict the effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of our Common Shares. If the market price of our Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.
Following the consummation of this Offering, the directors and officers of the Company will be subject to “lock-up” restrictions, as described under “Plan of Distribution”. The applicable Underwriters might waive the provisions of these “lock-up” restrictions and allow the Company to, among other things, issue additional Common Shares. There are no pre-established conditions for the grant of such a waiver by the applicable Underwriters, and any decision by the applicable Underwriters to waive those conditions may depend on a number of factors, which might include market conditions, the performance of our Common Shares in the market and our financial condition at that time. If the “lock-up” restrictions of the Company are waived, additional Common Shares will be issued, subject to applicable securities laws, which, could reduce the prevailing market price for our Common Shares.
In addition, certain holders of options and other share-based awards will have an immediate income inclusion for tax purposes when they exercise their options or when their other awards are share-settled (that is, tax is not deferred until they sell the underlying Common Shares). As a result, these holders may need to sell Common Shares purchased on the exercise of options or issued upon share settlement of share-based awards in the same year that they exercise their options or in which their share-based awards are share-settled. This might result in a greater number of Common Shares being sold in the public market, and reduced long-term holdings of Common Shares by our management and employees.
Our constating documents permit us to issue additional securities in the future, including Common Shares and Preference Shares without additional shareholder approval.
Our articles of incorporation permit us to issue an unlimited number of Common Shares. We anticipate that we will, from time to time, issue additional Common Shares in the future, including in connection with potential acquisitions. Subject to the requirements of the TSX and the Nasdaq, we will not be required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.
Our articles of incorporation also permit us to issue an unlimited number of Preference Shares, issuable in series. While we have no present plans to issue any Preference Shares, our board of directors has the authority to issue Preference Shares and determine the price, designation, rights, (including voting and dividend rights), preferences, privileges, restrictions and conditions of such Preference Shares and to determine to whom they shall be issued. Any issuance of Preference Shares may result in further dilution to existing shareholders and have an adverse effect on the value of their shareholdings. We cannot foresee the terms and conditions of any future offerings of Preference Shares nor the effect they may have on the market price of the Common Shares.
If you purchase Common Shares in this Offering, you will suffer immediate and substantial dilution of your investment.
We expect that our Common Shares will be offered at a price that is substantially higher than the net tangible book deficit per share. Therefore, if you purchase our Common Shares in this offering, you will pay a price per share that substantially exceeds our net tangible book deficit per share after this offering.
Based on a public offering price of US$ per Common Share, you would experience immediate dilution of US$ per Common Share, representing the difference between our pro forma net tangible book deficit per share as of March 31, 2021, after giving effect to this offering.
We will incur increased costs as a result of being a public company in the United States, and our management will be required to devote substantial time to United States public company compliance efforts.
As a public company in the United States, we will incur additional legal, accounting, reporting and other expenses that we did not incur as a public company in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our business. Any of these effects could harm our business, results of operations and financial condition.
If our efforts to comply with new United States laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against us and our business may be adversely affected. As a public company in the United States, it is more expensive for us to obtain director and officer liability insurance, and we will be required to accept reduced coverage or incur substantially higher costs to continue our coverage. These factors could also make it more difficult for us to attract and retain qualified directors.
The U.S. Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Shares may decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq.
Following a transition period permitted for a newly-public company in the United States, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently than we do.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.
We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.
As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.
In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We plan to rely on this exemption. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.
The Company is governed by the corporate and securities laws of Canada which in some cases have a different effect on shareholders than the corporate laws of Delaware, U.S. and U.S. securities laws.
The Company is governed by the CBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with the Company’s constating documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the CBCA and General Corporation Law of the State of Delaware (“DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the Company’s articles) the CBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally requires only a majority vote; and (ii) under the CBCA, holders of 5% or more of the Company’s shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.
Securities analysts’ research or report could impact the price of the Common Shares.
The trading market for the Common Shares may be facilitated in part by the research and reports that industry or financial analysts publish about us or our business. If few analysts provide coverage about us or our business, the trading price of the Common Shares could be lower than otherwise. If one or more of the analysts covering us or our business downgrade their evaluations of us, our business or the value of the Common Shares, the price of the Common Shares could decline. If one or more of these analysts cease to cover us or our business, we could lose visibility in the market for the Common Shares, which in turn could cause the price of the Common Shares to decline.

As the Company is a Canadian corporation and most of its directors and officers reside in Canada or the provinces thereof, it may be difficult for United States shareholders to effect service on the Company to realize on judgments obtained in the United States.Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.
The Company is governed by the CBCA with its principal place of business in Canada, most of its directors and officers reside in Canada or the provinces thereof and the majority of the Company’s assets and the all or a substantial portion of the assets of these persons may be located outside the United States. Consequently, it may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or upon such persons who are not residents of the United States, or to realize upon judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against the Company or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against the Company or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. Similarly, some of the Company’s directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these persons. In addition, it may not be possible for Canadian investors to collect from these persons judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
One of our directors, namely, Corey Ferengul, resides outside of Canada. Mr. Ferengul has appointed AcuityAds Holdings Inc., 70 University Avenue, Suite 1200, Toronto, Ontario M5J 2M4, as his agent for service of process. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
LEGAL MATTERS
Certain legal matters relating to the Offering will be passed upon on our behalf by Stikeman Elliott LLP with respect to Canadian legal matters and Jones Day with respect to U.S. legal matters, and on behalf of the Underwriters by Davies Ward Phillips & Vineberg LLP with respect to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. As at the date of this Prospectus Supplement, the partners and associates of each of Stikeman Elliott LLP and Davies Ward Phillips & Vineberg LLP beneficially own, directly and indirectly, less than one percent of our outstanding securities or other property, or that of our affiliates.
AUDITORS, REGISTRAR AND TRANSFER AGENT
Our independent auditor is PricewaterhouseCoopers LLP, Chartered Professional Accountants located at PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario M5J 0B2. PricewaterhouseCoopers LLP has confirmed that it is independent of the Company in accordance with the rules of professional conduct of the Chartered Professional Accountants of Ontario and within the meaning of the Securities Act, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).
The transfer agent and registrar for our Common Shares in Canada is TSX Trust Company, at its principal office in Toronto, Ontario, and in the United States is Continental Stock Transfer and Trust Company at its principal office in New York, New York.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from AcuityAds’ directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the consent of Stikeman Elliott LLP; (v) the consent of Davies Ward Phillips & Vineberg LLP; (vi) the Underwriting Agreement; and (vii) the form of indenture relating to debt securities that may be issued under the Shelf Prospectus.
ELIGIBILITY FOR INVESTMENT
In the opinion of Stikeman Elliott LLP, Canadian counsel to the Company, and Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Underwriters, based on the current provisions of the Tax Act and the proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, on the closing of the Offering (in respect of the Offered Shares) or the closing of the Over-Allotment Option (with respect to the Additional Shares), provided that the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX and the Nasdaq) on the closing of the Offering (in respect of the Offered Shares) or the closing of the Over-Allotment Option (with respect to the Additional Shares), the Common Shares will on that date be qualified investments under the Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered disability savings plans (“RDSPs”), deferred profit sharing plans, registered education savings plans (“RESPs”) and tax-free savings accounts (“TFSAs”) each as defined in the Tax Act.
Notwithstanding that the Common Shares may be qualified investments for a trust governed by a TFSA, RRSP, RRIF, RDSP or RESP, a holder of a TFSA or RDSP, an annuitant of an RRSP or RRIF, or a subscriber of an RESP, as applicable, will be subject to a penalty tax under the Tax Act with respect to Common Shares if the Common Shares are “prohibited investments” for the TFSA, RRSP, RRIF, RDSP or RESP. A Common Share will not be a prohibited investment for trusts governed by a TFSA, RRSP, RRIF, RDSP or RESP provided that the annuitant under the RRSP or RRIF, the holder of the TFSA or RDSP or the subscriber of the RESP, as the case may be, deals at arm’s length with the Company for purposes of the Tax Act, and does not have a “significant interest” (as defined in the Tax Act) in the Company for purposes of the Tax Act. In addition, the Common Shares will not be a prohibited investment for trusts governed by a TFSA, RRSP, RRIF, RDSP or RESP if the Common Shares are “excluded property” (as defined in the Tax Act) for such trusts. Holders of the Common Shares should consult their own tax advisors with respect to whether the Common Shares would be “prohibited investments” or would be “excluded property” in their particular circumstances.
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendment thereto. In several of the provinces and territories, securities legislation further provides the purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of AcuityAds Holdings Inc. at 70 University Avenue, Suite 1200 Toronto, Ontario M5J 2M4, by telephone at (416) 218-9888, and are also available electronically at www.sedar.com.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	December 30, 2020
ACUITYADS HOLDINGS INC.
$250,000,000
Common Shares
Preference Shares
Subscription Receipts
Debt Securities
Warrants
Units
AcuityAds Holdings Inc. (the “Corporation”, “AcuityAds”, “we”, “our” or “us”) may from time to time during the 25 months that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains valid, offer for sale and issue common shares of the Corporation (the “Common Shares”), preference shares of the Corporation (the “Preference Shares”), subscription receipts of the Corporation (the “Subscription Receipts”), debt securities of the Corporation (the “Debt Securities”), warrants (the “Warrants”) and units (the “Units”) comprised of one or more of the other securities described in this Prospectus. The Common Shares, the Preference Shares, the Subscription Receipts, the Debt Securities, the Warrants and the Units (collectively, the “Securities”) may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more accompanying shelf prospectus supplements (collectively or individually, as the case may be, a “Prospectus Supplement”) to this Prospectus. The Corporation may sell up to $250,000,000 as the aggregate initial offering price of the Securities (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) during the 25-month period that this Prospectus, including any amendments hereto, remains effective. One or more securityholders of the Corporation may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.
The specific terms of any Securities offered will be described in the applicable Prospectus Supplement, including, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price and any other specific terms; (ii) in the case of Preference Shares, the designation of the particular class, series, aggregate principal amount, the number of shares offered, the issue price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Corporation or the holder, any exchange or conversion terms and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price and the conditions and procedures for the exchange of the Subscription Receipts for Debt Securities, Common Shares or Preference Shares, as the case may be; (iv) in the case of Debt Securities, their specific designation, aggregate principal amount, denominations, currency, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption at the option of the Corporation or the holder, any terms for retraction, any terms for sinking fund payments, any listing on a securities exchange, any conversion or exchange terms, the public offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Debt Security is senior or subordinate and any other specific terms; (v) in the case of Warrants, the designation, number and terms of Debt Securities, Common Shares or Preference Shares purchasable upon exercise of Warrants, any procedures that will result in the adjustment of those
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numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.
The Securities may be sold to or through underwriters or dealers or to purchasers directly or through agents. See “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Securities, the principal amount (if any) to be purchased by any underwriters and the compensation of such underwriters, dealers or agents.
The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “AT”. On December 29, 2020, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $16.12.
Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Common Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.
Owning the Securities may subject you to tax consequences. This Prospectus and any applicable Prospectus Supplement may not describe the tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement and consult with your own tax advisor with respect to your own particular circumstances.
An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with an investment in such securities. See “Risk Factors”.
This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Securities in any jurisdiction where such an offer or sale is prohibited.
TSX Trust Company, at its office in Toronto, Ontario, is the transfer agent for the Common Shares. See “Auditor, Transfer Agent and Registrar”.
No underwriter has been involved in the preparation of this Prospectus nor had any underwriter performed any review of the contents of this Prospectus.
The registered office and head office of the Corporation is 70 University Avenue, Suite 1200 Toronto, Ontario M5J 2M4.
The sale of Securities may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSX or other existing trading markets for the Securities, and as set forth in the prospectus supplement for such purpose. See “Plan of Distribution”.
In connection with any offering of Securities other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

i

ABOUT THIS PROSPECTUS
Except where otherwise indicated, the “Corporation” or “AcuityAds” refers to AcuityAds Holdings Inc. and its subsidiary entities on a consolidated basis and, in the case of references to matters undertaken by a predecessor in interest to the Corporation or its subsidiary entities, includes each such predecessor in interest, unless the context otherwise requires. Any statements in this Prospectus made by or on behalf of management are made in such persons’ capacities as officers of the Corporation and not in their personal capacities.
Prospective investors should rely only on information contained in this Prospectus (including the documents incorporated by reference herein) and are not entitled to rely on parts of the information contained in this Prospectus (including the documents incorporated by reference herein) to the exclusion of others. Neither the Corporation nor any selling securityholders have authorized anyone to provide the reader with different information. Neither the Corporation nor any selling securityholders are making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. Unless otherwise stated, the information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as of the date of this Prospectus (or the date of the document incorporated by reference herein, as applicable), regardless of the time of delivery of this Prospectus or any sale of the Securities. The Corporation’s business, financial condition, results of operations and prospects may have changed since the date of this Prospectus. The Corporation does not undertake to update the information contained or incorporated by reference herein, except as required by applicable securities laws.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” under applicable Canadian securities legislation. Forward-looking information is characterized by words such as “plan”, “expect”, “budget”, “target”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “should”, “predict”, “potential”, “continue” and other similar words, or statements that certain events or conditions “may” or “will” occur. Except for statements of historical fact relating to the Corporation, information contained or incorporated by reference herein constitutes forward-looking information, including, but not limited to, statements regarding: the effect of the COVID-19 pandemic on the Corporation’s business and operations, the Corporation’s strategy, plans or future financial or operating performance; the continuing competitiveness of the Corporation’s Programmatic Marketing Platform and its service offerings,; the continuation and success of the Corporation’s partnerships with other organizations; the Corporation’s intentions to improve its Programmatic Marketing Platform and service offerings, strengthen relationships with existing customers, and expand its customer base and its presence in the U.S. and globally; continuing investment in research, development and marketing; the Corporation’s ability to expand into additional advertising channels, including connected TV, gain market penetration and grow sales and revenue; the Corporation’s intention to acquire complementary businesses and technologies; the Corporation’s ability to manage its brand, increase market awareness and generate new advertiser leads; the Corporations’ ability to meet the needs of digital marketers; and the Corporation’s expectation that reliance on key customers will decrease over time, that the online advertising channels will continue to be a primary channel used by its customers; regarding the future of legislation and regulation related to online advertising and online data collection and usage; regarding the continued operation of third party tools used by the Acuity platform; the benefits of the acquisition of ADman Interactive S.L.U. and the Corporation’s strategy with respect to ADman Interactive S.L.U.; the benefits of the acquisition of Magnetic Media Online Holdings Inc..; regarding the benefits of the illumin platform and the Corporation’s strategy with respect to the illumin platform; the future of ad blocking and online media fraud; and the market price for the Securities.
Statements containing forward-looking information are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including management’s perceptions of historical trends, current conditions and expected future developments, as well as other considerations that are believed to be appropriate in the circumstances, including the following: the Canadian and global economy will remain stable over the next 12 months; the Corporation will be able to meet its future capital commitments; the Corporation will be able to obtain additional financing on reasonable terms if and when needed; the Corporation will be able to effectively protect its current and future intellectual property rights; the Corporation will be able to recruit and retain the services of its key technical, sales, marketing, operations and management personnel; the Corporation will be able to develop commercially viable solutions as a result of its research and development activities; and that the risks referenced above and herein, collectively or individually, will not have a material impact on the Corporation. While management considers these assumptions to be reasonable based on currently available information, they may prove to be incorrect. However, given the evolving circumstances surrounding the COVID-19 pandemic, it is difficult to predict how significant the adverse impact of the pandemic will be on the global and domestic economy, the business, operations and financial position of the Corporation’s clients and the business, operations and financial position of the Corporation. Many risks, uncertainties and other factors could cause the actual results of AcuityAds to differ materially from the results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to the following: overall economic conditions, rapid technological changes, use of cookies, demand for the Corporation’s products and services, the introduction of competing technologies, competitive pressures, network restrictions, fluctuations in foreign currency exchange rates, and other similar factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied in these forward-looking statements. In addition, the effects of COVID-19, including the duration, spread and severity of the pandemic, create additional risks and uncertainties for the Corporation. In particular, the impact of the virus and government authorities’ and public health officials’ responses thereto may affect: the Corporation’s actual results, performance, prospects or opportunities; domestic and global credit and capital markets and our ability to access capital on favourable terms, or at all; and the health and safety of our employees.
By their nature, forward-looking statements are inherently uncertain, are subject to risk and are based on assumptions including those discussed herein and those discussed in the documents incorporated by reference herein. There is significant risk that predictions and other forward-looking statements will not prove to be accurate. Readers are cautioned to not place undue reliance on forward-looking statements made herein because a number of factors could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements. The forward-looking statements contained herein are expressly qualified in their entirety by the above cautionary statement.
The future outcomes that relate to forward-looking statements may be influenced by many factors, including, but not limited to, any future sales or issuances of securities of the Corporation, and the risk factors described under the heading “Risk Factors” in the AIF (as defined herein). The Corporation cautions that the foregoing list of factors is not exhaustive, and that, when relying on forward-looking statements to make decisions with respect to the Corporation or the Securities, investors and others should carefully consider these factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements.
Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Such information is based on numerous assumptions regarding present and future business strategies and the environment in which the Corporation will operate in the future, including expected revenues from certain contracts, client roll-out plans for specific products and ability to achieve goals. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements are provided as of the date of this Prospectus or such other date specified herein, and the Corporation assumes no obligation to update or revise such forward-looking statements to reflect new events or circumstances except as required under applicable securities laws.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
In this Prospectus, references to “$” are to Canadian dollars and to “US$” are to U.S. dollars. On December 29, 2020, the Bank of Canada rate of exchange was $1.00 = US$0.7809 or US$1.00 = $1.2806.
The Corporation’s annual financial statements and interim financial statements are reported in Canadian dollars, and are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

NON-IFRS MEASURES
The documents incorporated by reference in this Prospectus include certain measures which are not defined terms in accordance with IFRS such as “Revenue less media costs”, “Revenue less media costs margin”, “Adjusted EBITDA” and “Adjusted Net Income (Loss)”.
The term “Revenue less media costs” refers to the net amount of revenue after deducting direct media costs. Revenue less media costs is used for internal management purposes as an indicator of the performance of the Corporation’s solution in balancing the goals of delivering excellent results to advertisers while meeting the Corporation’s margin objectives and, accordingly management believes it is useful supplemental information to include in this Prospectus. The term “Revenue less media costs margin” refers to the percentage that revenue less media costs for any period represents as a percentage of total revenue for that period.
“Adjusted EBITDA” refers to net income (loss) after adjusting for finance costs, income taxes, foreign exchange (gain) loss, depreciation and amortization, share-based compensation, acquisition and related integration costs, severance expenses and adjustments to the carrying value of investment tax credits receivable and earnout liabilities. Management believes that Adjusted EBITDA is useful supplemental information as it provides an indication of the results generated by the Corporation’s main business activities prior to taking into consideration how those activities are financed and taxed and also prior to taking into consideration depreciation of property and equipment and the other items listed above. It is a key measure used by the Corporation’s management and board of directors to understand and evaluate the Corporation’s operating performance, to prepare the Corporation’s annual budget, and to develop the Corporation’s operating plans.
“Adjusted Net Income (Loss)” refers to net income (loss) after adjusting for non-cash items such as impairment loss, fair value gain, depreciation and amortization, share-based compensation and foreign exchange gain/loss. The Corporation believes that Adjusted Net Income (Loss) is useful supplemental information as it provides an indication of the results generated by the Corporation’s main business activities on a cash basis. It is another key measure used by the Corporation’s management and board of directors to understand and evaluate the Corporation’s operating performance, to prepare annual budgets and to help develop operating plans.
“Revenue less media costs”, “Revenue less media costs margin”, “Adjusted EBITDA” and “Adjusted Net Income (Loss)” are not measures of performance under IFRS and should not be considered in isolation or as a substitute for comprehensive income (loss) prepared in accordance with IFRS or as a measure of operating performance or profitability. “Revenue less media costs”, “Revenue less media costs margin”, “Adjusted EBITDA” and “Adjusted Net Income (Loss)” do not have a standardized meaning prescribed by IFRS and are not necessarily comparable to similar measures presented by other companies.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Corporation at its offices located at 70 University Avenue, Suite 1200 Toronto, Ontario M5J 2M4, telephone: (416) 218-9888 or by faxing a written request to (866) 623-6822, and are also available electronically at www.sedar.com.
Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference herein, the following documents of the Corporation, which have been filed with securities commissions or similar authorities in Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)
the annual information form of the Corporation dated March 5, 2020 for the year ended December 31, 2019 (the “AIF”);

(b)
the audited consolidated financial statements of the Corporation for the years ended December 31, 2019 and December 31, 2018, together with the notes thereto and the auditors’ report thereon;

(c)
management’s discussion and analysis of the financial condition and results of operations of the Corporation for the financial year ended December 31, 2019;

(d)
interim consolidated financial statements of the Corporation for three and nine months ended September 30, 2020 and 2019, together with the notes thereto (the “Interim Financial Statements”);

(e)
management’s discussion and analysis of the financial condition and results of operations of the Corporation for the three and nine months ended September 30, 2020 (the “Interim MD&A”);

(f)
the management information circular of the Corporation dated May 8, 2020 with respect to the annual general and special meeting of shareholders to be held on June 16, 2020; and

(g)
the material change report of the Corporation dated November 17, 2020.

Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, together with any “template version” of “marketing materials” (each as defined in National Instrument 41-101 — General Prospectus Requirements) which are filed by the Corporation with the securities commissions or similar authorities in any of the provinces and territories of Canada during the term of this Prospectus and prior to the termination of an applicable offering shall be deemed to be incorporated by reference into this Prospectus.
Any Prospectus Supplement containing the specific terms applicable to the issuance of any Securities and other information in relation to such issuance will be delivered, together with this Prospectus, to purchaser and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of such Securities to which such Prospectus Supplement pertains.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
Upon a new annual information form and annual consolidated financial statements being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

TRADEMARKS AND TRADE NAMES
This Prospectus and the documents incorporated by reference herein include certain trademarks and trade names which are protected under applicable intellectual property laws and are our property. Solely for convenience, our trademarks and trade names referred to in this Prospectus and in the documents incorporated by reference herein may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. All other trademarks used in this Prospectus or the documents incorporated by reference herein are the property of their respective owners.

THE CORPORATION
Incorporation
The Corporation was incorporated pursuant to the provisions of the Canada Business Corporations Act on June 28, 2011 as “Wildlaw Capital CPC 2 Inc.” and was a capital pool company under the policies of the TSX Venture Exchange until July 16, 2014 during which period of time it had no commercial operations, and no significant assets other than cash.
Prior to July 16, 2014, the business of the Corporation was carried on by a corporation called AcuityAds Inc. On July 16, 2014, AcuityAds Inc. completed a reverse-takeover of the Corporation, following which AcuityAds Inc. became a wholly-owned subsidiary of the Corporation. The Corporation graduated from the TSX Venture Exchange to the TSX on June 26, 2019.
The registered and head office of AcuityAds is located at 70 University Avenue, Suite 1200 Toronto, Ontario M5J 2M4. AcuityAds maintains a website at www.acuityads.com. Information contained on AcuityAds’ website is not part of this Prospectus nor any Prospectus Supplement, nor is it incorporated by reference herein.
Inter-corporate Relationships
A corporate organizational chart reflecting the corporate structure of the Corporation and the jurisdiction under which each of its wholly-owned subsidiaries was incorporated is set forth below:

Business of the Corporation
AcuityAds is a technology company that enables marketers to connect intelligently with audiences across video, mobile, social and online display advertising campaigns. AcuityAds’ Programmatic Marketing Platform, powered by proprietary machine learning technology, is at the core of its business, accompanied by patented solutions for analytics-led video and mobile targeting that leverages data. AcuityAds empowers marketers by offering near real-time reporting and analytics, bringing accountability to programmatic advertising to deliver business results and help solve the key challenges that digital advertisers face. AcuityAds is headquartered in Toronto and has offices in the U.S., Canada, Spain, France, Brazil, Chile, Mexico, Colombia, and Argentina. Its key customers include both agencies and brands, including large Fortune 500 enterprises and small to mid-sized businesses.
AcuityAds’ technology enables programmatic advertising, which is the automated buying and selling of advertising inventory electronically. The platform is based on proprietary machine learning technology, the branch of artificial intelligence involving systems that learn from data inputs and outputs and can perform actions without the need for explicit programming. The platform has the capability to process billions of bid requests on a daily basis.
The AcuityAds Programmatic Marketing Platform allows advertisers to manage their purchasing of online display advertising in real-time using programmatic ad buying, a method of buying online display advertising in which ad spots (called impressions) are released in an auction that occurs in milliseconds. AcuityAds purchases impressions for advertisers through agreements with publishers, ad networks and ad exchanges. Its technology platform benefits advertisers by enabling them to target specific audiences based on demographic and psychographic parameters as well as manage their bid amounts to purchase the advertising inventory that is most relevant for their campaigns. Real-time reporting enables advertisers to monitor specific performance metrics and react and pivot quickly to optimize campaigns to help ensure they achieve consumer targeting goals and key performance indicators.
On October 1, 2020, the Corporation officially launched its new advertising automation platform, illumin™. illumin is an advertising automation technology that offers planning, buying and omnichannel intelligence from a single platform, allowing advertisers to map their consumer journey playbooks across screens and execute in real-time using programmatic technology. illumin enables creation of consumer journeys with custom messages tied to propensity-scored audiences, increasing efficiency and return on advertising investments.
RECENT DEVELOPMENTS
There have been no material development in the business of the Corporation since November 11, 2020, the date of the Corporation’s most recent interim financial statements, which have not been disclosed in this Prospectus or the documents incorporated by reference herein, other than as set forth below:
December 2020 Offering
On December 4, 2020, the Corporation and certain of its shareholders completed a bought deal offering of 3,280,000 common shares at a price of $6.10 per share for aggregate gross proceeds of $23 million, including the full exercise the over-allotment option granted to the underwriters by the selling shareholders (the “December 2020 Offering”). This offering was comprised of 1,968,000 common shares issued from treasury and offered by the Corporation for gross proceeds to the Corporation of approximately $12 million and 1,804,000 common shares offered by certain of the Company’s shareholders, namely 2794606 Ontario Ltd. and OV2 Capital Inc., for gross proceeds to those selling shareholders of approximately $11 million.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.
Other than as described below, there have been no material changes to the Corporation’s share and loan capitalization since November 11, 2020, the date of the Corporation’s most recent interim financial statements.

The Corporation raised gross proceeds of approximately $12 million in connection with the December 2020 Offering.
On May 5, 2020, the Corporation secured a loan of $1,894,693 (US$1,390,294) pursuant to the Paycheck Protection Program as part of the U.S. Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). On October 12, 2020, the Corporation applied for the loan forgiveness in accordance with the terms of the CARES Act and the loan was fully forgiven on November 25, 2020.
SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. In connection with any secondary offering, in respect of any selling securityholder that is resident outside of Canada, the Corporation will file a non-issuer’s submission to jurisdiction form on behalf of such selling securityholder with the corresponding Prospectus Supplement. Any Prospectus Supplement that we file in connection with an offering of Securities by selling securityholders will include the following information:
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the names of the selling securityholders;

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the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

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the number or amount of Securities of the class being distributed for the account of each selling securityholder;

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the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

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whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

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all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS
The use of proceeds of the sale of the Securities will be described in the Prospectus Supplement relating to that offering of Securities. The Corporation will not receive any proceeds from any sale of any Securities by the selling securityholders.
PLAN OF DISTRIBUTION
We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSX or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. For greater certainty, selling securityholders shall not effect any sales of Securities under an “at-the-market distribution”. We may offer Securities in the same offering, or we may offer Securities in separate offerings.
This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders (other than “at-the-market distributions”). The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities, the proceeds to the Corporation and/or the selling securityholders from the sale of the Securities, any initial offering price (or the manner of determination thereof if offered on a non-fixed price basis), any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
In connection with any offering of the Securities, the underwriters, dealers or agents may over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters or agents to or through whom the Securities are sold by the Corporation and/or the selling securityholders may make a market in the Securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in any of the Securities will develop or as to the liquidity of any trading market for the Securities.
No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation and/or the selling securityholders to indemnification by the Corporation and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation and/or the selling securityholders in the ordinary course of business.
In connection with any offering of Securities other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.
DESCRIPTION OF SHARE CAPITAL
Common Shares
The Corporation is authorized to issue an unlimited number of Common Shares without par value. As of the date of this Prospectus, there were 52,802,887 Common Shares issued and outstanding.
Holders of Common Shares are entitled to cast one vote per Common Share at all meetings of shareholders of the Corporation; to receive cumulative dividends, if any, as and when declared by the board of directors at its discretion from funds available for distribution; and upon the liquidation, dissolution or winding up of the Corporation, to receive on a pro-rata basis all the property and assets of the Corporation available for distribution. The Common Shares do not carry any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or any other material restrictions or provisions requiring a holder of Common Shares to contribute additional capital.
Preference Shares
The Corporation is authorized to issue an unlimited number of Preference Shares. As of the date of this Prospectus, there were no Preference Shares issued and outstanding.

The board of directors is authorized to fix before issue the number of, the consideration per share of, the designation of, and the provisions attaching to, the Preference Shares of each series, which may include voting rights, the whole subject to the issue of a certificate of amendment setting forth the designation and provisions attaching to the Preference Shares or shares of the series. Holders of Preference Shares, except as otherwise provided in the terms specific to a series of Preference Shares or as required by law, will not be entitled to vote at meetings of holders of shares, and will not be entitled to vote separately as a class.
The Preference Shares of each series, if and when issued, shall be entitled to priority over the Common Shares and over any other shares of the Corporation ranking junior to the Preference Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up its affairs. We currently anticipate that the Preference Shares will not carry any pre-emptive, redemption, conversion, exchange or retraction rights, nor will they contain any purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities and any other material restrictions, or provisions requiring a securityholder to contribute additional capital.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
As of the date of this Prospectus, the Corporation has no Subscription Receipts outstanding. The Corporation may issue Subscription Receipts, separately or together, with Common Shares, Preference Shares, Debt Securities, Warrants or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
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the number of Subscription Receipts offered;

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the price or prices, if any, at which the Subscription Receipts will be issued;

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the manner of determining the offering price(s);

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the currency at which the Subscription Receipts will be offered;

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the Securities into which the Subscription Receipts may be exchanged;

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conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

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the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

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the dates or periods during which the Subscription Receipts may be exchanged;

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the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

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provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

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if applicable, the identity of the Subscription Receipt agent;

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whether the Subscription Receipts will be listed on any securities exchange;

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whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

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any minimum or maximum subscription amount;

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whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, noncertificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

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any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

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any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.
Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends (other than dividend equivalent payments, if any, or as otherwise set forth in any applicable Prospectus Supplement) or the right to vote such underlying securities.
DESCRIPTION OF DEBT SECURITIES
As of the date of this Prospectus, the Corporation has no Debt Securities outstanding. The Corporation may issue Debt Securities, separately or together, with Common Shares, Preference Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Corporation and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the specific designation of the Debt Securities;

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the price or prices at which the Debt Securities will be issued;

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any limit on the aggregate principal amount of the Debt Securities;

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the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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the covenants and events of default applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities of the Corporation;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the authorized denominations in which registered Debt Securities and bearer Debt Securities will be issuable, as applicable;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

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any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Corporation will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Corporation, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal, premium and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal, premium and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or a bankers’ acceptance rate, or to recognized market benchmark interest rates.
To the extent any Debt Securities are convertible into Common Shares or other securities of the Corporation, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF WARRANTS
In the past, the Corporation has issued warrants to acquire equity securities of the Corporation from time to time. The Corporation may issue Warrants, separately or together, with Common Shares, Preference Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
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the number of Warrants offered;

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the price or prices, if any, at which the Warrants will be issued;

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the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

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upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

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the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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if applicable, the identity of the Warrant agent;

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whether the Warrants will be listed on any securities exchange;

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whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

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any minimum or maximum subscription amount;

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whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

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any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

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any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.
Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF UNITS
As of the date of this Prospectus, the Corporation has no Units outstanding. The Corporation may issue Units, separately or together, with Common Shares, Preference Shares, Debt Securities, Warrants or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
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the number of Units offered;

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the price or prices, if any, at which the Units will be issued;

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the manner of determining the offering price(s);

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the currency at which the Units will be offered;

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the Securities comprising the Units;

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whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

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any minimum or maximum subscription amount;

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whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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any material risk factors relating to such Units or the Securities comprising the Units;

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any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

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any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

PRIOR SALES
Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Information regarding trading price and volume of the Securities will be provided as required for all of the Corporation’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.
TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS
Prospective investors in a particular offering of Securities should carefully consider, in addition to information contained herein, in the Prospectus Supplement relating to that offering and the information incorporated by reference herein and therein, the risks described under the section entitled “Risk Factors” in the AIF and in management’s discussion and analysis, which disclosures are incorporated by reference herein as at the date of the Prospectus Supplement relating to the particular offering of Securities. The risks described herein and in the documents incorporated by reference herein as at the date of the Prospectus Supplement are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation, or that the Corporation currently deems immaterial, may also potentially materially and adversely affect its business.
In addition, it is possible that developments related to the COVID-19 pandemic could have material adverse impacts on the Corporation’s operations and financial condition, including loss of available labour, prolonged or temporary closures due to a COVID-19 outbreak, government orders that impact the operations of our business. The COVID-19 pandemic has had, and could continue to have, a negative impact on financial markets and economic conditions, which may adversely impact consumer demand for our products. To the extent any of these events occur, our business, financial condition and operating results could be materially and adversely affected. The duration and severity of the COVID-19 pandemic are not known at this time and these factors could have an unpredictable impact on our operations and financial condition.
AUDITORS, TRANSFER AGENT AND REGISTRAR
PricewaterhouseCoopers LLP are the auditors of the Corporation and are independent of the Corporation in accordance with the rules of professional conduct of the Chartered Professional Accountants of Ontario.
The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal offices in Toronto, Ontario.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES
Corey Ferengul, a director of the Corporation, resides outside of Canada and has appointed AcuityAds Holdings Inc. at its registered office and head office at 70 University Avenue, Suite 1200 Toronto, Ontario M5J 2M4 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.
EXEMPTIVE RELIEF
Pursuant to a decision of the Autorité des marchés financiers dated December 16, 2020, the Corporation was granted a permanent exemption from the requirement under section 40.1 of the Securities Act (Québec) to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that if the Corporation offers securities to Québec purchasers other than in relation to an “at-the-market distribution”, this Prospectus and the documents incorporated by reference herein and the Prospectus Supplement in respect of such offering be translated into French.
LEGAL MATTERS AND INTERESTS OF EXPERTS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on our behalf by Stikeman Elliott LLP with respect to matters of Canadian law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As at the date hereof, the partners and associates of Stikeman Elliott LLP, as a group, own less than 1% of the outstanding securities of the Corporation.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. However, purchasers of securities under an at-the-market distribution by AcuityAds do not have the right to withdraw from an agreement to purchase the securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of National Instrument 44-102 — Shelf Distributions.
In several of the provinces and territories of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province.
Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of securities distributed under an at-the-market distribution by AcuityAds may have against AcuityAds or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.
In addition, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Corporation as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus.
In an offering of convertible, exchangeable or exercisable Preference Shares, Subscription Receipts, Warrants or convertible, exchangeable or exercisable Debt Securities (or Units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which convertible, exchangeable or exercisable Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.
However, indemnification is prohibited under the CBCA unless the individual:
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acted honestly and in good faith with a view to our best interests, or, as the case may be, the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

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in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity. To that effect, we maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.
We have entered into indemnity agreements with our directors and officers (each, an “Indemnified Party”) which provide, among other things, that we will indemnify an Indemnified Party to the fullest extent permitted by law from and against all losses, liabilities, claims, damages, costs, charges, statutory obligations, professional fees, taxes and expenses incurred by such Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding which (i) is made or asserted against or affects the Indemnified Party or in which the Indemnified Party is required by law to participate or in which the Indemnified Party participates at our request or where the Indemnified Party is made a witness or participant in any other respect in any such proceeding, and (ii) arises because the Indemnified Party is our director or officer (or serves in a similar capacity) or our former director or officer (or serves in a similar capacity).
In addition, our Board of Directors has authorized us to indemnify and hold harmless our directors and officers in connection with any secondary sales effected by such persons in a public offering undertaken by the Company, including an offering made pursuant to this Registration Statement.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
II-1

EXHIBITS
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
3.1	Form of Underwriting Agreement
4.1*	Annual information form of the Registrant dated March 1, 2021 for the year ended December 31, 2020
4.2*	Audited consolidated financial statements of the Registrant at and for the years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon
4.3*	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the years ended December 31, 2020 and 2019
4.4*	Unaudited condensed interim consolidated financial statements of the Registrant as at March 31, 2021 and for the three-month periods ended March 31, 2021 and 2020, together with the notes thereto
4.5*	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended March 31, 2021 and 2020
4.6*	Management information circular of the Registrant dated May 13, 2021 in connection with the annual meeting of shareholders of the Registrant to be held on June 16, 2021
5.1	Consent of PricewaterhouseCoopers LLP
5.2	Consent of Stikeman Elliott LLP
5.3	Consent of Davies Ward Phillips & Vineberg LLP
24.1*	Powers of Attorney

*
Previously filed.

II-2

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.
Item 2. Consent to Service of Process
The Registrant has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.
III-1

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on June 9, 2021.
ACUITYADS HOLDINGS INC.
By:
/s/ Tal Hayek

Name: Tal Hayek
Title:   Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Tal Hayek Tal Hayek	Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2021
/s/ Jonathan Pollack Jonathan Pollack	Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2021
* Sheldon Pollack	Director and Chairman of the Board of Directors	June 9, 2021
* Igal Mayer	Director	June 9, 2021
* Joe Ontman	Director	June 9, 2021
* Roger Dent	Director	June 9, 2021
* Yishay Waxman	Director	June 9, 2021
* Corey Ferengul	Director	June 9, 2021

*
The undersigned by signing his name hereto does sign and execute this Amendment No. 1 to the Registration Statement on Form F-10 pursuant to the Power of Attorney executed by the above-named directors and officers of the Registrant, which is being filed herewith on behalf of such directors and officers.

By: /s/ Jonathan Pollack Jonathan Pollack Chief Financial Officer

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Amendment No. 1 to the Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on June 9, 2021.
ACUITYADS US INC.
(Authorized Representative in the United States)
By:
/s/ Tal Hayek

Name: Tal Hayek
Title:   Chief Executive Officer and Director